UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

INTERDIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InterDigital, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 8, 2016

TO THE SHAREHOLDERS OF INTERDIGITAL, INC.:

We are pleased to invite you to attend our 2016 annual meeting of shareholders, which will be held on Wednesday, June 8, 2016, at 11:00 AM Eastern Time. This year’s annual meeting will be held as a virtual meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting IDCC.onlineshareholdermeeting.com. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the annual meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of the eight director nominees named in the proxy statement, each for a term of one year;

2.	Advisory resolution to approve executive compensation;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

4.	Such other business as may properly come before the annual meeting.

We are pleased to be using the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources. We also believe that hosting a virtual meeting will enable participation by more of our shareholders in our annual meeting while lowering the cost of conducting the meeting. On or about April 25, 2016, we began mailing our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2016 proxy statement and 2015 annual report and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, 2016 proxy statement, 2015 annual report and proxy card.

All holders of record of shares of our common stock (NASDAQ: IDCC) at the close of business on April 12, 2016, are entitled to vote at the annual meeting and at any postponements or adjournments of the annual meeting. Your vote is important. Regardless of whether you plan to attend the annual meeting, please cast your vote as instructed in the Notice as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to vote your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the annual meeting. Voting by Internet, telephone or mail will not affect your right to vote at the annual meeting if you decide to attend the virtual meeting through IDCC.onlineshareholdermeeting.com. If you are a shareholder who holds stock in a brokerage account (a “street name” holder), you will receive instructions from the holder of record, which you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

The annual meeting will be held as a virtual meeting and begin promptly at 11:00 AM Eastern Time. In order to attend and participate in the annual meeting, you will need to visit IDCC.onlineshareholdermeeting.com and follow the instructions that are included in the Notice, on your proxy card or in the voting instructions accompanying your proxy materials. You will also need the 16-digit control number provided therein, and, if you have elected to receive electronic delivery of your proxy materials, the four-digit PIN number established at the time of your enrollment. Online check-in will begin at 10:30 AM Eastern Time. Please allow sufficient time to complete the online check-in process.

By Order of the Board of Directors,

JANNIE K. LAU Executive Vice President, General Counsel and Secretary

April 25, 2016

Wilmington, Delaware

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INTERDIGITAL, INC.

200 Bellevue Parkway, Suite 300

Wilmington, Delaware 19809-3727

PROXY STATEMENT

This proxy statement contains information relating to our annual meeting of shareholders to be held on Wednesday, June 8, 2016, at 11:00 AM Eastern Time, and at any postponements or adjournments of the annual meeting. This year’s annual meeting of shareholders will be held as a virtual meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting IDCC.onlineshareholdermeeting.com. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors (the “Board”).

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 25, 2016, we began mailing to each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to Be Held on June 8, 2016: The 2016 proxy statement and 2015 annual report to shareholders are available at http://ir.interdigital.com/annuals-proxies.cfm

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting provided with this proxy statement, including: the election of directors, the advisory resolution to approve executive compensation, the ratification of the appointment of our independent registered public accounting firm, and such other business as may properly come before the annual meeting. In addition, management will report on the performance of the company’s business and respond to questions from shareholders.

Who may attend the annual meeting?

You are entitled to participate in the annual meeting only if you were a shareholder of record as of the close of business on April 12, 2016 or if you hold a valid proxy for the annual meeting. As noted above, this year’s annual meeting will be held as a virtual meeting that you may attend online via a live webcast by visiting IDCC.onlineshareholdermeeting.com.

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In order to attend and participate in the annual meeting, you will need to visit IDCC.onlineshareholdermeeting.com and follow the instructions that are included in the Notice, on your proxy card or in the instructions accompanying your proxy materials. You are required to complete an online check-in process once you have connected to IDCC.onlineshareholdermeeting.com. To complete this process, you will need the 16-digit control number provided on your Notice, your proxy card or the instructions accompanying your proxy materials. In addition, if you previously elected to receive electronic delivery of your proxy materials (i.e., you receive your proxy communications via e-mail), you will need the four-digit PIN number established at the time of your enrollment. Online check-in will begin at 10:30 AM Eastern Time, and the annual meeting will begin promptly at 11:00 AM Eastern Time. Please allow sufficient time to complete the online check-in process.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership and how to obtain any codes you may need, are posted at IDCC.onlineshareholdermeeting.com. In addition, questions regarding how to attend and participate will be answered by calling 855-449-0991 (international: 720-378-5962) beginning at 10:30 AM Eastern Time the day of the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record at the close of business on April 12, 2016, the record date, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. There were 34,624,062 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter considered at the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person, which includes participation by electronic means such as a live webcast, or by proxy in order to conduct business legally at the annual meeting. For the annual meeting, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will be considered a quorum. If you are a registered shareholder, voting by Internet or telephone or, if you requested a paper copy of the proxy materials, by mail, or attendance at the annual meeting in person, will cause you to be counted in the determination of a quorum. If you are a street name shareholder, your broker or other nominee will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not provide any specific voting instructions to your broker or other nominee, your shares will still count for purposes of attaining a quorum.

How do I vote?

If you are a registered shareholder, you may vote by Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 PM Eastern Time on June 7, 2016. The designated proxy will vote according to your instructions. If you attend the live webcast of the annual meeting you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your

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shares. Please check your Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet or telephone in advance of the meeting and whether, if you attend the live webcast of the annual meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

If you own shares through a retirement or savings plan or other similar plan, you may submit your voting instructions by Internet, telephone or mail by following the instructions included with your voting instruction card. The deadline for submitting your voting instructions by Internet or telephone is 11:59 PM Eastern Time on June 5, 2016. The trustee or administrator of the plan will vote according to your instructions and the rules of the plan.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “What are the Board’s recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I return my proxy or voting instruction card?

If you are a registered shareholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the live webcast of the annual meeting you may revoke your proxy or change your proxy vote by voting electronically at the meeting. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as might be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as might be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the Board’s recommendations?

The Board recommends that you vote:

•	For election of each of the director nominees named in this proxy statement (see Proposal 1);

•	For the advisory resolution to approve executive compensation (see Proposal 2); and

•	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 (see Proposal 3).

What vote is required to approve each proposal?

Election of directors. We have adopted majority voting in uncontested director elections. Accordingly, under our articles of incorporation and bylaws, director nominees must receive the affirmative vote of a majority of the votes cast in order to be elected. A majority of the votes cast means that the number of votes cast “for” a

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director nominee must exceed the number of votes cast “against” that nominee. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of director elections. Under Pennsylvania law and our articles of incorporation and bylaws, an incumbent director who does not receive the votes required to be re-elected remains in office until his or her successor is elected and qualified, thereby continuing as a “holdover” director. Under the director resignation policy in our corporate governance principles, a director who is not re-elected must tender his or her resignation to the Nominating and Corporate Governance Committee of the Board, which will make a recommendation to the Board as to whether or not the resignation offer should be accepted. In deciding whether to accept the resignation offer, the Board will consider the recommendation of the Nominating and Corporate Governance Committee as well as any additional information and factors that the Board believes to be relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days following certification of the election results.

Advisory resolution to approve executive compensation. The affirmative vote of a majority of the votes cast is required for approval. Because the vote is advisory, it will not be binding on the Board or the company. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast is required for ratification. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal. Ratification of the appointment of our independent registered public accounting firm is not legally required; the Board asks shareholders to ratify the appointment as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years.

What is a “broker non-vote”?

If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals if you do not provide voting instructions. “Broker non-votes” are shares that a broker or nominee does not vote because it has not received voting instructions and does not have discretionary authority to vote (or does not exercise that authority). For the annual meeting, if you do not provide specific voting instructions, your broker or nominee may not exercise voting discretion with respect to: Proposal 1, the election of directors, or Proposal 2, the approval of the advisory resolution on executive compensation. If you do not provide specific voting instructions, your broker or nominee may exercise voting discretion with respect to Proposal 3, the ratification of the appointment of the company’s independent registered public accounting firm. Broker non-votes will be counted for the purposes of calculating whether a quorum is present at the annual meeting. However, broker non-votes will have no effect on the outcome of the vote on Proposal 1 or Proposal 2.

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GOVERNANCE OF THE COMPANY

Where can I find information about the governance of the company?

The company has adopted corporate governance principles that, along with the charters of the Board committees, provide the framework for the governance of the company. The Nominating and Corporate Governance Committee is responsible for annually reviewing the principles and recommending any proposed changes to the Board for approval. A copy of our corporate governance principles is posted on our website at http://ir.interdigital.com under the heading “Corporate Governance – CG Documents,” along with the charters of our Board committees and other information about our governance practices. We will provide to any person without charge a copy of any of these documents upon written request to our Secretary at our principal executive offices: InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Code of Ethics

Does the company have a code of ethics?

We have adopted a Code of Ethics that applies to all directors, officers, employees and consultants, including our principal executive, financial and accounting officers or persons performing similar functions. The Code of Ethics is available on the company’s website at http://ir.interdigital.com under the heading “Corporate Governance – CG Documents.” We intend to disclose future amendments to certain provisions of the Code of Ethics, or any waiver of such provisions granted to executive officers and directors, on the website within four business days following the date of such amendment or waiver. We will provide to any person without charge a copy of our Code of Ethics upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727.

Director Independence

Which directors are considered independent, and how does the Board determine their independence?

Each year, prior to the annual meeting of shareholders, the Board reviews and assesses the independence of its directors and makes a determination as to the independence of each director. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. As a result of this review, the Board affirmatively determined that each of Messrs. Jeffrey K. Belk, S. Douglas Hutcheson, John A. Kritzmacher, Kai O. Öistämö and Philip P. Trahanas and Ms. Jean F. Rankin are “independent” under the rules of the SEC and the listing standards of the NASDAQ Stock Market.

Board Leadership

Who is the Chairman of the Board, and are the positions of Chairman of the Board and Chief Executive Officer separated?

Mr. Hutcheson, who is an independent director, has served as Chairman of the Board since June 2015. The Board has a general policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. This policy is affirmed in the Board’s published corporate governance principles, which state that the Chairman of the Board is an independent director. The Board believes that this leadership structure is appropriate for the company at this time because of the advantages to having an independent chairman for matters such as: communications and relations between the Board and the Chief Executive Officer and other senior management; reaching consensus on company strategies and policies; and facilitating robust Board, committee and Chief Executive Officer evaluation processes. The Board periodically reviews its leadership structure to determine whether it is appropriate given the specific characteristics and circumstances of the company.

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Board Oversight of Risk

What is the Board’s role in risk oversight?

The Board is responsible for overseeing the major risks facing the company and the company’s enterprise risk management (“ERM”) efforts. The Board has delegated to the Audit Committee primary responsibility for overseeing and monitoring these efforts. Under its charter, the Audit Committee is responsible for discussing with management and the company’s independent registered public accounting firm significant risks and exposures relating to the company’s quarterly and annual financial statements and assessing management’s steps to mitigate them, and for reviewing corporate insurance coverage and other risk management programs. At least quarterly, the Audit Committee receives presentations and reports directly from the company’s Executive Vice President, General Counsel and Secretary, who leads the company’s day-to-day ERM efforts. The Audit Committee briefs the Board on the company’s ERM activities as part of its regular reports to the Board on the activities of the committee, and the Executive Vice President, General Counsel and Secretary also periodically delivers presentations and reports to the full Board as appropriate.

Board Structure and Committee Membership

What is the size of the Board, and how often are directors elected?

The Board currently has eight directors. All directors are subject to election for one-year terms at each annual meeting of shareholders.

How often did the Board meet during 2015?

The Board met seven times during 2015. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. Each director attended at least 75% of the aggregate of all Board meetings and meetings of committees on which the director served during 2015. We typically schedule one of the meetings of the Board on the day immediately preceding or following our annual meeting of shareholders, and it is the policy of the Board that directors are expected to attend our annual meeting of shareholders absent unusual circumstances. Eight directors attended the 2015 annual meeting of shareholders, including all of our current directors (with the exception of Mr. Trahanas, who joined the Board in February 2016) and Mr. Steven T. Clontz, our former Chairman of the Board who retired as of date of the 2015 annual meeting. Dr. Gilbert F. Amelio and Mr. Edward B. Kamins, who also retired as of the end of their terms in June 2015, did not attend the 2015 annual meeting.

What are the roles of the primary Board committees?

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors, as determined by the Board in accordance with the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. Each of the Board committees operates under a written charter that has been approved by the Board.

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The table below provides information about the current membership of the committees and the number of meetings of each committee held in 2015.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Jeffrey K. Belk		X		Chair
S. Douglas Hutcheson		X	Chair
John A. Kritzmacher	Chair		X
Kai O. Öistämö	X			X
Jean F. Rankin		Chair	X
Robert S. Roath				X
Philip P. Trahanas*	X			X

Number of Meetings in 2015	8	8	5	7

*	Mr. Trahanas was appointed to the Audit and Investment Committees effective April 1, 2016, succeeding Ms. Rankin and Mr. Kritzmacher, respectively, on such committees.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the company’s corporate accounting, its financial reporting practices, audits of its financial statements and compliance with applicable requirements regarding the maintenance of accurate books and records. Among other things, the committee:

•	Reviews the company’s annual and quarterly financial statements and discusses them with management and the company’s independent registered public accounting firm;

•	Appoints, compensates, retains, evaluates, oversees the work of and, if deemed appropriate, replaces the company’s independent registered public accounting firm;

•	Receives from the independent registered public accounting firm reports required by applicable SEC rules and professional standards, including reviewing and discussing with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board and amended from time to time;

•	Reviews the adequacy and effectiveness of the company’s system of internal control over financial reporting and disclosure controls and procedures;

•	Reviews and approves, at least annually, the management, scope, plans, budget, staffing and relevant processes and programs of the company’s internal audit function;

•	Establishes and oversees procedures for receiving and handling reports of potential misconduct, including violations of law or the company’s Code of Ethics and complaints received by the company regarding accounting, internal accounting controls, auditing or federal securities law matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or federal securities law matters;

•	Oversees the company’s other compliance policies and programs, including the implementation and effectiveness of the company’s Code of Ethics;

•	Oversees and monitors the company’s ERM efforts; and

•	Reviews and provides guidance to the Board with respect to:

•	Shareholder distributions;

•	The integrity of the company’s financial models, as appropriate;

•	Tax planning;

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•	Foreign currency management policies;

•	Corporate insurance coverage; and

•	Cash management investment policies.

All of the Audit Committee members are financially literate. The Board has determined that two of the current members of the Audit Committee, Mr. Kritzmacher and Mr. Trahanas, qualify as “audit committee financial experts” within the meaning of applicable SEC regulations. Mr. Kritzmacher acquired his expertise primarily through his prior and current experience as a chief financial officer of a publicly traded company, and Mr. Trahanas acquired his expertise primarily through his more than a decade of experience as an investment leader at a private equity firm, including his extensive experience analyzing and evaluating financial statements of a wide variety of companies with significant focus in technology and related industry investments.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the Chief Executive Officer and other executive officers; develops, reviews and approves the principles guiding the company’s compensation policies; oversees the company’s compensation-related policies and programs and the level of awards to employees; and assists the Board and the Chairman of the Board in succession planning. Among other things, the committee:

•	Reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance in light of such goals and objectives and, based on its evaluations and appropriate recommendations, reviews and approves the compensation of our Chief Executive Officer and other executive officers, including approving the grant of equity awards, each on an annual basis;

•	Assists the Board in developing and evaluating potential candidates for executive positions and oversees and annually reviews the development of executive succession plans;

•	Reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules, recommends to the Board whether the Compensation Discussion and Analysis should be included in the company’s annual report and proxy statement and oversees the preparation of the Compensation Committee report required by SEC rules for inclusion in the company’s annual report and proxy statement;

•	Assesses the results of the company’s most recent advisory vote on executive compensation, and considers and recommends to the Board the frequency of the company’s advisory vote on executive compensation;

•	Reviews periodically compensation for non-employee directors of the company and recommends changes to the Board as appropriate;

•	Reviews and approves compensation packages for new executive officers and severance packages for executive officers whose employment terminates with the company;

•	Reviews and makes recommendations to the Board with respect to the adoption or amendment of incentive and other equity-based compensation plans;

•	Administers the company’s equity incentive plans;

•	Reviews periodically, revises as appropriate and monitors compliance by directors and executive officers with the company’s stock ownership guidelines;

•	Reviews and considers compensation policies and/or practices as they relate to risk management practices and/or incentives that enhance risk-taking, as the committee determines to be appropriate; and

•

Is directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the committee, and assesses the independence of any consultants and

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other advisors (whether retained by the committee or management) that provide advice to the committee in accordance with the listing standards of the NASDAQ Stock Market and applicable law.

The Compensation Committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct. The Compensation Committee also may delegate to one or more officers of the company the authority to make grants of stock options or other supplemental awards at specified levels, under specified circumstances, to eligible employees who are not executive officers of the company, subject to reporting to and such ratification by the committee as the committee may direct.

Compensation Committee Interlocks and Insider Participation

Messrs. Belk and Hutcheson and Ms. Rankin served on the Compensation Committee during all or part of 2015, and former directors Messrs. Clontz and Kamins and Dr. Amelio served on the Compensation Committee for part of 2015. No director serving on the Compensation Committee during any part of 2015 was, at any time either during or before such fiscal year, an officer or employee of the company or any of its subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the company’s Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board and committee members, considers matters of corporate governance and assists the Board in evaluating the Board’s effectiveness. Among other things, the committee:

•	Develops and recommends to the Board criteria for Board membership (including issues of character, integrity, judgement, diversity, independence, skills, education, business acumen, business experience, understanding of the company’s business and the like);

•	Identifies, reviews the qualifications of and recruits candidates for election to the Board and to fill vacancies or new positions on the Board;

•	Assesses the contributions of incumbent directors in determining whether to recommend them for re-election to the Board;

•	Reviews candidates recommended by the company’s shareholders for election to the Board;

•	Assesses the independence of directors, director nominees and director candidates under applicable standards, including any heightened independence requirements applicable to Audit and Compensation Committee members, and recommends independence determinations to the Board;

•	Reviews annually our corporate governance principles and recommends changes to the Board as appropriate;

•	Recommends to the Board, after consultation with the Audit Committee, changes to our Code of Ethics;

•	Assists the Board in ensuring proper attention and effective response to shareholder concerns regarding corporate governance;

•	Reviews and makes recommendations to the Board with respect to the Board’s and each committee’s size, structure, composition and functions;

•	Oversees the process for evaluating the Board and its committees; and

•	Periodically reviews the Board’s leadership structure and recommends changes to the Board as appropriate.

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The committee will consider director candidates recommended by our shareholders. Shareholders recommending candidates for consideration by the Nominating and Corporate Governance Committee should send their recommendations to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. The recommendation must include the candidate’s name, biographical data and qualifications and a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The committee may ask candidates for additional information as part of the process of assessing a shareholder-recommended director candidate. The committee evaluates director candidates recommended by shareholders based on the same criteria used to evaluate candidates from other sources.

While the Board has not established a formal policy for considering diversity when evaluating director candidates, among the criteria the Board may consider are experience and diversity. As described in our corporate governance principles, with respect to diversity, the Nominating and Corporate Governance Committee may consider such factors as gender, race, ethnicity, differences of perspective, professional background, experience at policy-making levels in business, finance and technology and other areas, education, skill and other individual qualities and attributes that are relevant to the company’s global activities and contribute to Board heterogeneity. The selection criteria for director candidates also include the following:

•	Each director should be an individual of the highest personal and professional ethics, integrity and values.

•	Each director should be committed to representing the long-term interests of the company’s shareholders and demonstrate a commitment to long-term service on the Board.

•	Each director should have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This evaluation of the Board’s composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. See “Proposals to be Voted On – Election of Directors (Proposal 1)” for a summary of the qualifications, experience and other relevant attributes of the directors nominated for re-election at this year’s annual meeting.

In recruiting the director who joined the Board in February 2016, the Nominating and Corporate Governance Committee retained The Lapham Group, Inc. to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Board, including Mr. Merritt. At the same time, the Nominating and Corporate Governance Committee or other Board members, as appropriate, and the search firm will contact references for the prospect. A background check is completed before the Board approves any final recommendation from the committee to appoint a candidate to the Board.

Investment Committee

The primary role of the Investment Committee is to monitor, and provide guidance to the company’s management team and recommend actions to the Board with respect to, certain investment and divestment activities of the company and funding for certain affiliated entities of the company. Among its specific duties and responsibilities, the committee:

•	Approves minority investments in other companies by the company;

•	Approves divestments of minority equity interests in other companies by the company; and

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•	Approves the establishment of non-core operating businesses as entities partially owned by the company, including approval of contributions to such entities and the ownership structure of such entities.

The committee may delegate authority to the committee chair or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct.

Communications with the Board

How can shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with any individual director, including the Chairman, the Board as a whole or the non-employee directors as a group may do so by writing to Investor Relations, InterDigital, Inc., 9710 Scranton Road, Suite 250, San Diego, California 92121, or by sending an email to Directors@InterDigital.com. Our Investor Relations department reviews all such correspondence and, in consultation with appropriate directors and/or the company’s Legal department as necessary, generally screens communications from shareholders to identify communications that (i) are solicitations for products and services, (ii) relate to matters of a personal nature not relevant for the company’s shareholders to act on or for the Board to consider or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board or the company. The Investor Relations department regularly forwards to the Board or specified director(s) a summary of all such correspondence and copies of all correspondence that deals with the functions of the Board or its committees or that otherwise requires their attention. Directors may, at any time, review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence.

Communications about Accounting Matters

How can individuals report concerns relating to accounting, internal control, auditing or federal securities law matters?

Concerns relating to accounting, internal control, auditing or federal securities law matters may be submitted by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. All correspondence will be brought to the attention of the chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to these matters.

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DIRECTOR COMPENSATION

How are directors compensated?

For Board participation during 2015, our non-employee directors were compensated as follows:

Role	Annual Cash Retainer ($)
Board member	40,000
Chairman of the Board*	50,000
Chair of Audit Committee	30,000
Other Audit Committee members	12,000
Chair of Compensation Committee	15,000
Other Compensation Committee members	7,500
Chair of Nominating & Corporate Governance Committee	10,000
Other Nominating & Corporate Governance Committee members	5,000
Chair of Investment Committee	25,000
Other Investment Committee members	10,000

*	The annual cash retainer paid to the Chairman of the Board is in addition to the annual cash retainer paid to all Board members.

All cash retainers are generally paid quarterly in arrears and based upon service for a full year, and prorated payments are made for service of less than a full year.

The compensation program is designed to compensate each non-employee director for participating in up to eight Board meetings per year and up to eight meetings per year for each committee on which the non-employee director serves. During 2015, additional compensation was paid to each non-employee director for participating in meetings during the Board term (which runs from annual meeting date to annual meeting date) in excess of these thresholds, as follows:

Board/Committee	Additional Fee per Meeting (after eight meetings) ($)
Board	4,000
Audit	1,200
Compensation	750
Nominating & Corporate Governance	500
Investment	1,000

In addition, non-employee directors are paid a per diem fee of $1,000 for attendance at or participation in events, conferences or meetings, in their capacity as a director, at the request of InterDigital, Inc. senior management, provided that such attendance or participation requires a significant time commitment and would be considered outside of the director’s typical Board and/or committee duties. Any per diem fee payments are subject to the approval of the Compensation Committee.

For his or her service during the 2015-2016 Board term, each non-employee director received a restricted stock unit (“RSU”) award in an amount equal in value to $150,000 (with the number of RSUs granted calculated using the 30-day historical average of the company’s stock price) that vests in full one year from the grant date. Upon his or her initial appointment to the Board, new directors receive a pro-rated RSU award for his or her partial service during the then current Board term, as well as an initial appointment award of RSUs in an amount equal in value to $150,000 (with the number of RSUs granted calculated using the 30-day historical average of the company’s stock price) that vests in full one year from the grant date. RSU awards may be deferred. Except in certain limited circumstances, an election to defer must be made in the calendar year preceding the year during which services are rendered and the compensation is earned. Unvested time-based RSUs and deferred RSUs

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accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest or at the end of the deferral period, as applicable.

To align the interests of non-employee directors and executives with those of our shareholders, the company has adopted stock ownership guidelines. The stock ownership guidelines applicable to the non-employee directors are set at a target of the lesser of (a) company stock valued at an amount equal to five times their annual cash retainer of $40,000 or (b) 4,000 shares/units of the company’s stock. Qualifying stock includes: shares of common stock, restricted stock and, on a pre-tax basis, unvested time-based RSUs. For purposes of calculating the value of company stock holdings, each share or other qualifying stock unit is priced at a price per share/unit equal to the average closing stock price of the company’s common stock for the 200 trading days leading up to and including the calculation date. The 200-day average closing stock price is calculated annually on the date of the company’s annual meeting of shareholders. Any director who has not reached or fails to maintain the target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until the target ownership level is met. A director may not make any disposition of shares that results in his or her holdings falling below the target ownership level without the express approval of the Compensation Committee. As of March 31, 2016, all of the non-employee directors had reached their target ownership levels.

The company’s directors are also eligible to participate in the company’s nonqualified deferred compensation plan by deferring receipt of their annual Board fees. None of the directors elected to defer any of their 2015 Board fees. For more information about the deferred compensation plan, see “Executive Compensation – Nonqualified Deferred Compensation.”

2015 Director Compensation Table

The following table sets forth the compensation paid to each person who served as a director of the company in 2015 for their service in 2015. Directors who also serve as employees of the company do not receive any additional compensation for their services as a director. For Mr. Merritt’s 2015 compensation, see “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Gilbert F. Amelio(1)	23,751	—	23,751
Jeffrey K. Belk	74,000	149,690	223,690
Steven T. Clontz(1)	42,500	—	42,500
S. Douglas Hutcheson	91,362	149,690	241,052
Edward B. Kamins(1)	22,778	—	22,778
John A. Kritzmacher	90,700	149,690	240,390
Kai O. Öistämö	62,000	149,690	211,690
Jean F. Rankin	72,700	149,690	222,390
Robert S. Roath	50,000	149,690	199,690

(1)	This director retired at the end of his term in June 2015.
(2)	Amounts reported represent the aggregate annual Board, Chairman of the Board, committee chair and committee membership retainers earned by each non-employee director in 2015, plus any fees earned for attendance at additional meetings during the 2014-2015 Board term, as described above.
(3)	Amounts shown reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for RSU awards granted pursuant to our compensation program for non-management directors in 2015. The assumptions used in valuing these RSU awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

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The following table sets forth the grant date fair value of each RSU award granted to our non-employee directors in 2015.

Name	Grant Date	Number of Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)
Jeffrey K. Belk	6/10/2015	2,628	149,690
S. Douglas Hutcheson	6/10/2015	2,628	149,690
John A. Kritzmacher	6/10/2015	2,628	149,690
Kai O. Öistämö	6/10/2015	2,628	149,690
Jean F. Rankin	6/10/2015	2,628	149,690
Robert S. Roath	6/10/2015	2,628	149,690

As of December 31, 2015, each person who served as a non-employee director of the company in 2015 had the following aggregate amounts of unvested RSU awards (including accrued dividend equivalents) outstanding. None of our directors had any options outstanding as of December 31, 2015. This table does not include RSUs that, as of December 31, 2015, had vested according to their vesting schedule, but had been deferred.

Name	Outstanding Restricted Stock Units (#)
Jeffrey K. Belk	2,647
S. Douglas Hutcheson	2,647
John A. Kritzmacher	2,647
Kai O. Öistämö	2,647
Jean F. Rankin	2,647
Robert S. Roath	2,647

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PROPOSALS TO BE VOTED ON

Election of Directors

(Proposal 1)

Description

Which directors are nominated for election?

Messrs. Jeffrey K. Belk, S. Douglas Hutcheson, John A. Kritzmacher, William J. Merritt, Kai O. Öistämö, Robert S. Roath and Philip P. Trahanas and Ms. Jean F. Rankin are recommended by the Nominating and Corporate Governance Committee and nominated by the Board for election at the 2016 annual meeting, each to serve a one-year term until our annual meeting in 2017 and until his or her successor is elected and qualified. Mr. Trahanas is standing for election to the Board for the first time. He was identified as a director candidate by an executive search firm retained by the company in 2015 to identify potential director candidates.

Set forth below is biographical information about the eight nominees, each of whose current terms of office expire at the 2016 annual meeting, and other information about the skills and qualifications of our directors that contribute to the effectiveness of the Board.

What are their backgrounds?

Jeffrey K. Belk, 53, has been a director of the company since March 2010. Since 2008, he has served as Managing Director of ICT Capital, LLC, focused on developing and investing in select global growth opportunities in the information and communications technologies space. In 2014, he founded Velocity Growth, a social customer relationship management and services company where he serves as Executive Chairman. Formerly, Mr. Belk spent almost 14 years at Qualcomm Incorporated (“Qualcomm”), a developer and provider of digital wireless communications products and services, where, from 2006 until his departure in early 2008, he was Qualcomm’s Senior Vice President of Strategy and Market Development, focused on examining changes in the wireless ecosystem and formulating approaches to help accelerate mobile broadband adoption and growth. From 2000 through 2006, Mr. Belk served as Qualcomm’s Senior Vice President, Global Marketing, leading a team responsible for all facets of Qualcomm’s corporate messaging, communications and marketing worldwide. He also served on the board of directors of Peregrine Semiconductor Corp. from 2008 until it was acquired by Murata Corporation in 2014. The Board has concluded that Mr. Belk should serve as a director of the company because his extensive industry-specific experience in strategy and marketing makes him a valuable resource and provides him with unique insights on the challenges and opportunities facing the company in the wireless markets.

S. Douglas Hutcheson, 60, has been a director of the company since July 2014. Mr. Hutcheson is CEO and a director of Laser, Inc., a corporation created in connection with the acquisition of Leap Wireless International, Inc. (“Leap Wireless”), a wireless communications carrier, by AT&T in March 2014. Since January 2015, Mr. Hutcheson has also served as a senior advisor of Technology, Media and Telecom (TMT) for Searchlight Capital, a global private investment firm. Prior to March 2014, Mr. Hutcheson served as CEO of Leap Wireless and its operating subsidiary, Cricket Communications, for nine years, where he was responsible for developing and implementing strategy, all operations, and the oversight of all relationships and partnerships. Before serving as CEO, Mr. Hutcheson held other executive positions at Leap Wireless, including President and Chief Financial Officer. Prior to joining Leap Wireless, he was Vice President of Marketing in the wireless infrastructure division at Qualcomm for three years, where he led multiple teams. Since 2012, Mr. Hutcheson has also served on the board of directors of Pitney Bowes Inc., and currently serves on the audit and finance committees of such board. He previously served on the board of directors of Leap Wireless from 2005 to 2014. The Board has concluded that Mr. Hutcheson should serve as a director of the company because, with his significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company and his broad business background, which includes strategic planning and product and business development and marketing, he brings valuable insight that is needed to evolve and execute the company’s strategy.

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John A. Kritzmacher, 55, has been a director of the company since June 2009. Since 2013, Mr. Kritzmacher has served as Executive Vice President and Chief Financial Officer of John Wiley & Sons, Inc., a global provider of knowledge and knowledge-based services in the areas of research, professional development and education. From October 2012 through February 2013, Mr. Kritzmacher served as Senior Vice President Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services, where Mr. Kritzmacher was responsible for leading a major restructuring initiative. Previously, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of Global Crossing Limited (“Global Crossing”), a global provider of IP-based telecommunications solutions, from October 2008 to October 2011, when Global Crossing was acquired by Level 3 Communications, Inc. Prior to that, Mr. Kritzmacher rose through a variety of positions with increasing responsibility, including Senior Vice President and Corporate Controller, during his 10 years at Lucent Technologies Inc. (“Lucent”), a provider of telecommunications systems and services, to become Chief Financial Officer in 2006. After playing a leading role in the planning and execution of Lucent’s merger with Alcatel in 2006, Mr. Kritzmacher became Chief Operating Officer of the Services Business Group at Alcatel-Lucent until joining Global Crossing in 2008. Mr. Kritzmacher also served on the board of directors of Duff & Phelps Corporation from 2011 until it was acquired by a private equity consortium in 2013. The Board has concluded that Mr. Kritzmacher should serve as a director of the company because he is a veteran of the telecommunications and high technology industries with extensive operational and leadership experience and financial expertise. As such, Mr. Kritzmacher contributes valuable advice and guidance, especially with respect to complex financial and accounting issues, and qualifies as an audit committee financial expert.

William J. Merritt, 57, has been a director of the company since May 2005. He has also served as President and Chief Executive Officer of the company since May 2005, and prior to that served as the company’s General Patent Counsel for four years. Since 2014, Mr. Merritt has been a member of the board of directors of privately owned Shared Spectrum Company, a leading innovator of dynamic spectrum access and wireless spectrum intelligence technology. The Board has concluded that Mr. Merritt should serve as a director of the company because, in his current and former roles, Mr. Merritt has played a vital role in managing the company’s intellectual property assets and overseeing the growth of its patent licensing business. He also possesses tremendous knowledge about the company from short- and long-term strategic perspectives and from a day-to-day operational perspective and serves as a conduit between the Board and management while overseeing management’s efforts to realize the Board’s strategic goals.

Kai O. Öistämö, 51, has been a director of the company since November 2014. Since October 2015, Mr. Öistämö has served as an advisor to Siris Capital, a private equity firm. Mr. Öistämö led corporate strategy and business development at Nokia Corporation (“Nokia”), a leader in the fields of network infrastructure, location-based technologies and advanced technologies and a former wireless handset manufacturer, as Executive Vice President, Chief Development Officer from 2010 until his departure in 2014, with responsibility for strategic partnerships and alliances. Previous roles during his 23-year tenure at Nokia included the position of Executive Vice President, Devices, from 2008 to 2010. Mr. Öistämö was also a member of the Nokia leadership team from 2005 to 2014. Mr. Öistämö serves on the board of directors of two Finnish public companies: Sanoma Corporation since 2011 and Digia Plc since March 2015. The Board has concluded that Mr. Öistämö should serve as a director of the company because his extensive global experience in the wireless communications industry and executive leadership and corporate strategy background serve as a great asset to the company and the Board and enable him to contribute guidance and advice relating to the development and execution of the company’s strategy and the assessment of the challenges and opportunities facing the company.

Jean F. Rankin, 57, has been a director of the company since June 2010. Ms. Rankin served as Executive Vice President, General Counsel and Secretary at LSI Corporation (“LSI”), a leading provider of innovative silicon, systems and software technologies for the global storage and networking markets, from 2007 to May 2014, when LSI was acquired by Avago Technologies Limited (“Avago”). In this role, she served LSI and its board of directors as Corporate Secretary, in addition to managing the company’s legal, intellectual property licensing and stock administration organizations. Ms. Rankin joined LSI in 2007 as part of the merger with Agere

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Systems Inc. (“Agere”), where she served as Executive Vice President, General Counsel and Secretary from 2000 to 2007. Prior to joining Agere in 2000, Ms. Rankin was responsible for corporate governance and corporate center legal support at Lucent, including mergers and acquisitions, securities laws, labor and employment, public relations, ERISA, investor relations and treasury. She also supervised legal support for Lucent’s microelectronics business. The Board has concluded that Ms. Rankin should serve as a director of the company because she has extensive experience and expertise in matters involving intellectual property licensing, the company’s core business, and her current and former roles as chief legal officer and corporate secretary at other publicly traded companies enable her to contribute legal expertise and advice as to best practices in corporate governance.

Robert S. Roath, 73, has been a director of the company since May 1997. He served as Chief Financial Officer of RJR Nabisco, Inc., before his retirement in 1997. Mr. Roath is a long-time senior strategic and financial executive with diversified corporate and operating experience with various global companies, including Colgate-Palmolive Company, General Foods Corporation, GAF Corporation and Price Waterhouse. He has been a director of SP Plus Corporation (formerly Standard Parking Corporation) since its initial public offering in May 2004 and currently serves as chairman of SP Plus’ compensation and audit committees and as a member of its nominating and corporate governance committee. The Board has concluded that Mr. Roath should serve as a director of the company because his achievements as an executive in operations, finance, strategy formulation, business development and mergers and acquisitions allow him to provide valuable guidance, especially with respect to the major financial policies and decisions of the company and the analysis of the business challenges and opportunities facing the company.

Philip P. Trahanas, 45, has been a director of the company since February 2016. Until the end of 2014, Mr. Trahanas was a Managing Director at General Atlantic LLC, a leading global private equity firm with significant focus in technology and related industry investments. At General Atlantic, he served as a senior investment leader, and sat on the boards of directors of a range of public and private portfolio companies. Prior to joining General Atlantic in 2000, Mr. Trahanas worked in the mergers and acquisitions team at Morgan Stanley for four years. He began his career as an electrical engineer with General Electric, where he specialized in communications equipment and semiconductor design. Mr. Trahanas has been a member of the board of directors of QTS Realty Trust, Inc. since 2009, and currently serves as its lead director. The Board has concluded that Mr. Trahanas should serve as a director of the company because his extensive operating, investment banking and private equity experience allow him to contribute guidance and advice relating to the development and execution of the company’s strategy and analysis of potential business opportunities. He also qualifies as an audit committee financial expert.

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Summary of Director Qualifications, Experience and Other Relevant Attributes

The table below summarizes key qualifications, skills, and attributes most relevant to the decision to nominate the above-listed candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography above describes each director’s qualifications and relevant experience in more detail.

Experience, expertise or attribute	Belk	Hutcheson	Kritzmacher	Merritt	Öistämö	Rankin	Roath	Trahanas
High tech roadmap	•	•	•	•	•	•		•
IPR/IP licensing /patent acquisitions				•	•	•
Wireless equipment	•	•	•	•	•	•		•
Wireless services and OTT		•			•
CEO (current/former)		•		•
Finance / audit		•	•				•	•
Corporate strategy	•	•		•	•		•	•
High tech investment	•	•			•			•
Marketing	•	•
Operations		•	•	•	•		•	•
Public company board service and governance	•	•	•	•	•	•	•	•
Ethnic, gender, national or other diversity					•	•

Vote Required and Board Recommendation

Director nominees receiving the affirmative vote of the majority of votes cast for him or her will be elected to serve as directors for the next year and until his or her successor is elected and qualified. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES.

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Advisory Resolution to Approve Executive Compensation

(Proposal 2)

Description

We are asking shareholders to vote on an advisory resolution to approve the company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to align management’s interests with those of its shareholders and to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. We motivate our executives primarily by “paying for performance,” or rewarding the accomplishment of individual performance and corporate goals through the use of performance-based compensation. As discussed in “Compensation Discussion and Analysis,” the achievement of financial and strategic corporate goals, as well as departmental and individual performance, determine the short-term and long-term incentive compensation paid to our executives. Our executive compensation programs have a number of features designed to promote these objectives.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative below, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

The Board has adopted a policy providing for an annual advisory resolution to approve executive compensation. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2016 annual meeting of shareholders:

RESOLVED, that the shareholders of InterDigital, Inc. (the “company”) approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company’s 2016 annual meeting of shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future “say on pay” votes, the next “say on pay” vote will be held at the 2017 annual meeting of shareholders.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast is required to approve this advisory resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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Ratification of Appointment of

Independent Registered Public Accounting Firm

(Proposal 3)

Description

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the year ending December 31, 2016. PwC has served as the independent registered public accounting firm of the company since 2002.

Although ratification of the appointment of PwC is not legally required, the Board is asking the shareholders to ratify the appointment as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years. Even if the shareholders ratify the appointment, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives from PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC, the company’s independent registered public accounting firm, for the fiscal years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Type of Fees
Audit Fees(1)	$896,000	$850,000
Audit-Related Fees(2)	$287,200	$381,425
Tax Fees(3)	$219,646	$85,940
All Other Fees(4)	$1,800	$1,800
Total	$1,404,646	$1,319,165

(1)	Audit Fees consist of the aggregate fees billed by PwC for the above fiscal years for professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s quarterly reports on Form 10-Q and for services that are normally provided by PwC in connection with regulatory filings or engagements for the above fiscal years. Such fees also include fees billed by PwC in connection with its audit of the financial statements of Convida Wireless, LLC (“Convida Wireless”), the company’s joint venture with Sony Corporation of America (“Sony”).

(2)	Audit-Related Fees consist of the aggregate fees billed by PwC for the above fiscal years for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the company’s financial statements and are not reported above under the caption “Audit Fees.” Such fees relate to consultation concerning financial accounting and reporting standards and field verification of royalties from certain licensees and other contract compliance reviews and also include fees billed by PwC in connection with its audit of the financial statements of the Signal Trust for Wireless Innovation, a Delaware statutory trust formed in 2013. In addition, for 2015, such fees include fees billed by PwC for the comfort letter and other procedures related to the company’s offering of senior convertible notes in first quarter 2015.

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(3)	Tax Fees consist of the aggregate fees billed by PwC for the above fiscal years related to a foreign tax study and other technical advice related to foreign tax matters.

(4)	All Other Fees consist of the aggregate fees billed by PwC for the above fiscal years for certain accounting research software licensed by the company from PwC.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy that requires the committee to pre-approve all audit and non-audit services to be performed by the company’s independent registered public accounting firm. Unless a service falls within a category of services that the Audit Committee already has pre-approved, an engagement to provide the service requires specific pre-approval by the Audit Committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the company’s independent registered public accounting firm are evaluated by grouping the services and associated fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services for the following year are discussed and pre-approved by the Audit Committee, generally at a meeting or meetings that take place during the October through December time period. In order to render approval, the Audit Committee has available a schedule of services and fees approved by category for the current year for reference, and specific details are provided.

The Audit Committee has delegated pre-approval authority to its chair for cases where services must be expedited. In cases where the Audit Committee chair pre-approves a service provided by the independent registered public accounting firm, the chair is required to report the pre-approval decisions to the Audit Committee at its next scheduled meeting. The company’s management periodically provides the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year, with forecasts of any additional services anticipated during the year.

All of the services performed by PwC related to fees disclosed above were pre-approved by the Audit Committee.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast at the annual meeting is required to ratify the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2016.

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REPORT OF THE AUDIT COMMITTEE

As more fully described in its charter, the Audit Committee oversees the company’s financial reporting processes on behalf of the Board. In fulfilling our oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2015, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the company’s internal control over financial reporting. Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and considered appropriate in the circumstances to present fairly the company’s financial position, results of operations and cash flows. The Audit Committee also reviewed and discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC, and the Audit Committee retained PwC as the company’s independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE:

John A. Kritzmacher, Chair

Kai O. Öistämö

Jean F. Rankin (member through March 2016)

The foregoing Audit Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

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EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of March 31, 2016:

Name	Age	Position

William J. Merritt	57	President and Chief Executive Officer
Richard J. Brezski	43	Chief Financial Officer and Treasurer
Jannie K. Lau	40	Executive Vice President, General Counsel and Secretary
Scott A. McQuilkin	61	Senior Executive Vice President, Innovation
James J. Nolan	55	Executive Vice President, IoT Solutions
Lawrence F. Shay	57	Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment of each of our executive officers. Biographical information on Mr. Merritt is discussed under the caption “Election of Directors” above.

Richard J. Brezski is InterDigital’s Chief Financial Officer, responsible for overseeing the company’s finance, accounting, audit, tax, treasury, IT and facilities functions, including the company’s internal and external financial reporting and analysis. Mr. Brezski joined the company as Director and Controller in May 2003. Mr. Brezski was promoted to Senior Director in July 2006 and in January 2007 was appointed Chief Accounting Officer. In January 2009, Mr. Brezski was promoted to Vice President, Controller and Chief Accounting Officer, and in March 2011 he was appointed to the additional post of Treasurer. In May 2012, he was appointed Chief Financial Officer. Prior to joining InterDigital, Mr. Brezski served as an audit manager for PwC in its technology, information, communications and entertainment practice, where he provided business advisory and auditing services to product and service companies in the electronics, software and technology industries. Mr. Brezski earned a Bachelor of Science in Accountancy from Villanova University and an Executive Master of Business Administration from Hofstra University.

Jannie K. Lau is InterDigital’s Executive Vice President, General Counsel and Secretary, responsible for managing the company’s legal and government affairs functions. Ms. Lau joined InterDigital in 2008 as Associate General Counsel and was promoted to Deputy General Counsel in 2010. She was appointed to her current position in October 2012 and assumed responsibility for oversight of the company’s intellectual property litigation and management of its intellectual property assets at the end of 2015. Prior to joining InterDigital, Ms. Lau served as securities and transactional counsel at IKON Office Solutions, Inc., then a Fortune® 500 document management solutions company. Before beginning her in-house career, she was an associate at leading global law firms in New York and Boston, where she represented public and pre-IPO companies as well as private equity and venture capital funds. Ms. Lau serves on the boards of directors of the Delaware Children’s Museum and Jobs for Delaware Graduates and on the development committee of the Pennsylvania Academy of the Fine Arts. Ms. Lau earned a Juris Doctor, with honors, from the University of Pennsylvania Law School and holds a Bachelor of Arts in English and Comparative Literature from Columbia University.

Scott A. McQuilkin is InterDigital’s Senior Executive Vice President, Innovation. Since 2014, Mr. McQuilkin has been responsible for leading the organization’s non-patent commercial business initiatives and overseeing strategic business investments. Mr. McQuilkin joined the company as Chief Financial Officer in July 2007, and was appointed Senior Executive Vice President, Strategy and Finance, in May 2012, in which role he was responsible for overseeing the organization’s strategy, corporate development and finance functions. In October 2012, Mr. McQuilkin assumed the title of Senior Executive Vice President, Innovation, and was responsible for leading the company’s internal and external technology sourcing efforts, through oversight of InterDigital Labs until 2014 and of Innovation Partners through the end of 2015. Until joining InterDigital in 2007, Mr. McQuilkin served as Chief Financial Officer of Metavante Lending Solutions, a provider of banking

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and payment technology solutions, where he was responsible for all financial activities, including accounting, budgeting/forecasting, capital planning, cash management, strategic planning, mergers and acquisitions, tax, purchasing and payables. Mr. McQuilkin served as Chief Financial Officer for GHR Systems, Inc. (“GHS Systems”), a provider of lending technologies and related support services, from February 2000 to August 2006, when GHR Systems was acquired by Metavante Corporation. Mr. McQuilkin earned a Master of Business Administration from The Wharton School and a Bachelor of Science from Pennsylvania State University.

James J. Nolan is InterDigital’s Executive Vice President, IoT Solutions. As head of IoT Solutions, Mr. Nolan oversees the development of IoT technology and solutions under InterDigital Labs and the advancement of market-ready IoT technologies toward commercialization. Since joining the company in 1996, Mr. Nolan has held a variety of engineering and management positions, including serving as the company’s senior engineering officer from 2006 to 2014. Before assuming his current role at the end of 2015, Mr. Nolan served as head of InterDigital Solutions and was responsible for advancing the company’s market-ready technologies toward commercialization as well as establishing and developing strategic business relationships and identifying potential new business opportunities. Prior to that, he was InterDigital’s Executive Vice President, Research and Development, from 2009 to 2014. In those roles, Mr. Nolan led InterDigital’s research and development teams, overseeing the development of standards-based technology as well as next generation technology initiatives. Prior to leading the company’s engineering and R&D organizations, he led technology and product development of modems, protocol software and radio designs for multiple wireless standards. Mr. Nolan serves on the board of directors of Convida Wireless, the company’s joint venture with Sony. He is also a board member of EvoNexus, a San Diego-based, member-supported, non-profit technology incubator, and serves on the Dean’s advisory board for Hofstra University’s School of Engineering and Applied Science. Mr. Nolan earned a Bachelor of Science in Electrical Engineering from the State University of New York at Buffalo, a Master of Science in Electrical Engineering from Polytechnic University and an Executive Master of Business Administration from Hofstra University.

Lawrence F. Shay is InterDigital’s Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel. Mr. Shay is responsible for overseeing all of the company’s activities pertaining to cellular wireless technology, including long-term research and development under InterDigital Labs, participation in wireless standards bodies, the negotiation and administration of license agreements, the advancement of market-ready technologies toward commercialization and strategic patent sales and joint ventures. Mr. Shay was appointed to his current position at the end of 2015. Prior to that, Mr. Shay had served since 2008 as Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel, overseeing the management of the company’s intellectual property assets and litigation related to intellectual property rights in addition to managing the company’s patent business and licensing program and, from 2014 to the end of 2015, overseeing the InterDigital Labs function. He joined InterDigital in November 2001 as Chief Legal Officer and served as Corporate Secretary from November 2001 to September 2004. He previously served as General Counsel of U.S. Interactive, Inc., a multinational, publicly held Internet professional services corporation. From 1985 until 1999, Mr. Shay practiced corporate law with Dilworth Paxson LLP, a major Philadelphia law firm. Mr. Shay earned his Juris Doctor, with honors, from the Temple University School of Law and is a magna cum laude graduate of Saint Joseph’s University, where he earned a Bachelor of Arts in Economics.

The company’s executive officers are appointed to the offices set forth above to hold office until their successors are duly appointed.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE:

Jean F. Rankin, Chair

Jeffrey K. Belk

S. Douglas Hutcheson

The foregoing Compensation Committee report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these acts, except to the extent specifically incorporated by reference.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis covers all material elements of compensation awarded to, earned by or paid to the company’s Named Executive Officers (“NEOs”) and focuses on the principles underlying the company’s executive compensation policies and decisions. The following individuals are our NEOs for 2015:

•	William J. Merritt – President and Chief Executive Officer;

•	Richard J. Brezski – Chief Financial Officer and Treasurer;

•	Scott A. McQuilkin – Senior Executive Vice President, Innovation;

•	James J. Nolan – Executive Vice President, IoT Solutions;

•	Lawrence F. Shay – Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel; and

•	Byung K. Yi – Executive Vice President and Chief Technology Officer. See “Summary Compensation Table” for additional information regarding our NEOs for 2015.

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Executive Summary

2015 Company Performance

InterDigital delivered a very strong year, continuing to drive recurring revenue growth while managing its operating expenses. We reported total revenue in 2015 of $441.4 million, compared to $415.8 million in 2014. Recurring revenue (comprised of current patent royalties and current technology solutions revenue) for 2015 was $372.8 million, an increase of 29% compared to 2014. These revenue numbers were achieved while maintaining relatively flat operating expenses for the year. We also maintained our prolific pace of innovation, with approximately 210 U.S. patents and approximately 1,300 non-U.S. patents issued in 2015. Finally, the company returned a cumulative total of $125.3 million to shareholders in 2015 in the form of cash dividends and share repurchases.

Good Governance Practices and Policies:

The company strives to maintain good governance practices and regularly reviews and updates such practices related to the compensation of our executive officers, including our NEOs. The following summarizes what we do and what we do not do in our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our shareholders’ long-term interests:

WHAT WE DO:

✓	We create a balanced compensation program through a mix of fixed and variable short- and long-term incentives.

✓	We cap both our annual short-term incentive plan (“STIP”) pool and individual employee STIP payouts, including those of our NEOs, at two times target, even if company or individual performance would result in payouts in excess of two times target.

✓	We have double-trigger severance payout provisions (i.e., an executive must be terminated in connection with a change in control in order to receive any severance) in all executive employment contracts.

✓	We have a clawback policy under which the company may recover excess compensation paid to our executive officers if intentional misconduct or gross negligence by one or more of our executives results in a material restatement of our financial statements.

✓	We have target stock ownership levels for our executive officers and directors. Each NEO has met the applicable stock ownership requirements as described below under “Stock Ownership Guidelines.”

✓	We review compensation related risk with an outside independent compensation consultant on an annual basis to ensure our plans do not create incentives that would put the company at risk of a material adverse effect.

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WHAT WE DO NOT DO:

☒	We do not provide excise tax gross-ups.

☒	We do not guarantee minimum STIP payouts.

☒	We do not use discretionary equity awards as a regular part of our executive compensation program. We may issue such awards from time to time when necessary to align with our compensation peer group or to reward performance. We did not grant any discretionary equity awards in 2015.

☒	We do not provide any perquisites to executive officers that other employees at or above the senior director level do not receive.

☒	We do not permit the hedging of InterDigital stock by any employee, including executive officers.

☒	We do not pay out dividend equivalents on unearned RSUs; accrued dividend equivalents are paid out only if and to the extent that the underlying RSU award vests.

2015 Compensation Decisions and Actions

Following are highlights of the key compensation decisions made by the Compensation Committee for 2015:

•	Base salaries for our NEOs were increased slightly, in line with the company-wide budgeted salary increase of 3%, except for Mr. Brezski and Dr. Yi, who received increases of 7% and 20%, respectively. Please see “2015 Executive Compensation in Detail – Base Salary” below for details.

•	The STIP executive incentive pool was funded at 163% of target, as a result of superior achievement of the related corporate financial goal. The NEOs’target STIP levels for 2015 remained at the same levels, stated as a percentage of base salary, as in 2014, except for Dr. Yi’s target STIP level, which was increased. The NEOs received STIP payouts ranging from 157% to 182% of target as a result of individual, departmental and corporate performance. Please see “2015 Executive Compensation in Detail – Short-Term Incentive Plan” below for details.

•	NEOs received Long-Term Compensation Program (“LTCP”) equity awards for the 2015-2017 performance cycle (with an emphasis on performance-based equity) as follows: 50% of the total value in the form of performance-based RSUs, 25% of the total value in the form of stock options, and 25% in the form of time-based RSUs. In addition, the Compensation Committee determined the total goal achievement with respect to the goals associated with the performance-based RSUs for the 2013-2015 performance cycle to be below the minimum 80% achievement level required for vesting of any performance-based RSUs; therefore, no vesting occurred and all performance-based RSUs for the 2013-2015 performance cycle were forfeited. Please see “2015 Executive Compensation in Detail – Long-Term Compensation Program” below for details.

Results from 2015 Shareholder Advisory Vote on Executive Compensation

At the 2015 annual meeting of shareholders, we held an advisory vote on executive compensation. Approximately 91% of the votes cast supported the compensation of the company’s named executive officers as disclosed in our 2015 proxy statement. Although the support for our compensation program was very favorable in 2015, we continued our shareholder outreach efforts in the second half of 2015 to discuss and obtain feedback on our executive compensation programs. The Chairman of the Board of Directors led the 2015 shareholder outreach to some of our largest institutional investors, which included discussions about executive pay and governance issues of interest.

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What Guides Our Program

Compensation Objectives and Philosophy

The primary purpose of our executive compensation program is to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. Specifically, we:

•	Attract talented leaders to serve as executive officers of the company by setting total compensation levels and program targets at competitive levels for comparable roles in the marketplace;

•	Retain our executives by providing a balanced mix of current and long-term compensation;

•	Motivate our executives by “paying for performance,” or rewarding individual performance and the accomplishment of corporate and departmental goals, as determined by the Compensation Committee, through the use of performance-based compensation; and

•	Align with shareholders’ interests; our compensation program seeks to reward our NEOs for increasing our stock price over the long term and maximizing shareholder value by providing a portion of total compensation in the form of direct ownership in our company through long-term equity awards.

Pay for Performance (Principal Elements of Pay)

Our executive compensation program is intended to hold our executive officers accountable for business results and reward them for strong corporate performance and value creation for our shareholders by rewarding performance that meets or exceeds the goals established by the Compensation Committee. Our NEOs’ total compensation is comprised of a mix of base salary, STIP and LTCP and, from time to time, other equity awards. Consistent with our compensation philosophy, the actual compensation received by our NEOs will vary based on individual, departmental and corporate performance measured against annual and long-term performance goals. Additionally, because a significant percentage of our NEOs’ pay is comprised of equity awards, the value of their pay increases and decreases with changes in our stock price. For 2015, approximately 78% of our CEO’s target compensation and close to 74%, on average, of the target compensation of our other NEOs was comprised of STIP and LTCP awards and thus dependent upon the company’s performance.

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program and has final approval with respect to the composition, structure and amount of all executive officer compensation, subject to Board review. The Compensation Committee is comprised of no less than three independent, non-employee members of Board. Guided in the execution of its primary functions by the Board’s philosophy that the interests of key leadership should be aligned with the long-term interests of the company and its shareholders, the Compensation Committee annually reviews and approves goals relevant to the performance-based incentive compensation of the Chief

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Executive Officer and other executive officers. The Compensation Committee works very closely with management and its independent consultant, Pearl Meyer & Partners (“Pearl Meyer”), to examine the effectiveness of the company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is available on our website at http://ir.interdigital.com/committees.cfm.

Role of Executive Officers

As part of the annual performance and compensation review for executive officers other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s assessment of the other executive officers’ departmental and individual performances, including the identification of major individual accomplishments and any other recommendations of the Chief Executive Officer with respect to their compensation. The Chief Executive Officer also reports to the Compensation Committee on the company’s achievement of objectively measurable goals established under performance-based programs, based upon data related to achievement provided by the Chief Financial Officer and verified by the company’s internal auditors.

Role and Independence of Advisors

As referenced above, the Compensation Committee has engaged Pearl Meyer, an independent compensation consultant, to assist in carrying out its responsibilities. The Compensation Committee is responsible for selecting the consultant, negotiating the fees that are paid and determining the scope of the engagement. The Compensation Committee retained the compensation consultant to advise it and the rest of the Board, as applicable, on matters including, but not limited to, trends in executive compensation, compensation peer group composition, assessing total direct compensation of the executives as compared to the compensation peer group, short and long-term incentive plan design and compensation of the company’s executive officers. Based on consideration of the various factors as set forth in the SEC rules and the listing standards of NASDAQ, the Compensation Committee has determined that Pearl Meyer does not have any conflicts of interest.

Factors Considered in Setting Compensation Amounts and Targets

In establishing compensation amounts and program targets for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data that is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the general and high-technology industries, adjusted for size.

In December 2014, Pearl Meyer assisted the Compensation Committee with its process of identifying peer group companies for compensation purposes. When choosing compensation peers, we not only look for companies with similar revenue in the communications equipment industry, but also companies for which licensing revenue is a significant component of their total revenue stream (approximately 20% to 100% of total revenue). The compensation peer group for 2015 contained the same companies as 2014, with the exception of Silicon Image, Inc., which was acquired in January 2015, and Nuance Communications, Inc. (“Nuance”). The Compensation Committee removed Nuance because the total compensation for Nuance’s chief executive officer was much higher, and therefore an outlier, compared to the total compensation of the chief executive officers of the other companies comprising the peer group. The companies comprising the 2015 peer group were as follows:

Acacia Research Corporation	Dolby Laboratories, Inc.	Rovi Corporation
ADTRAN Inc.	DTS Inc.	Synaptics Inc.
Alkermes plc	Harmonic Inc.	Tessera Technologies Inc.
ARM Holdings plc	Immersion Corporation	Universal Display Corp.
Comtech Telecommunications Corp.	Rambus Inc.

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Pearl Meyer conducted a peer group review and reviewed market data from nationally recognized published surveys. Pearl Meyer then presented a report to the Compensation Committee that included such publicly available information about the levels and targets for base salary, short-term incentive compensation, long-term incentive compensation and total compensation for comparable executive-level positions at such peer group companies. The market data helps the Compensation Committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the total compensation paid to the company’s executives. The data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee uses the data to look for outliers or, in other words, those executives whose total compensation is substantially below the 50th percentile and those executives whose total compensation is above the 75th percentile of peer companies. In addition, the Compensation Committee takes into account other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

2015 Executive Compensation in Detail

Base Salary

Base salary is the fixed element of an executive’s current cash compensation, which the company pays to afford each executive the baseline financial security necessary to focus on his or her day-to-day responsibilities. Base salaries for the executives are set at competitive levels to attract and retain highly qualified and talented leaders. The Compensation Committee reviews and approves base salaries for the executives annually. Salary adjustments for our NEOs in 2015 were based on consideration of each NEO’s position, scope of responsibility and importance to the company and his performance during 2014, as well as a review of the market data and a comparison of each NEO’s total compensation against that of the other executive officers in the company’s compensation peer group. Salary increases for NEOs other than Mr. Brezski and Dr. Yi averaged 3%, in line with the salary increases of the rest of the company. Mr. Brezski, our Chief Financial Officer, received a salary increase of 7% to recognize his exceptional performance in 2014 and because his base salary was substantially below the 50th percentile. Dr. Yi received a 20% increase to bring his total compensation in line with his expanded role as Chief Technology Officer, which role he assumed during 2014.

Set forth below are the 2014 and 2015 base salaries for our NEOs:

NEO	2014	2015
William J. Merritt	$600,000	$620,000
Richard J. Brezski	325,000	350,000
Scott A. McQuilkin	400,000	415,000
James J. Nolan	350,000	360,500
Lawrence F. Shay	425,000	437,750
Byung K. Yi	290,000	350,000

Short-Term Incentive Plan

The STIP annual incentive award is designed to reward the achievement of corporate goals and individual accomplishments during each fiscal year. Individual STIP payouts are determined based on performance against pre-determined strategic corporate goals, departmental performance and individual performance. The company’s STIP provides for two “incentive pools,” an executive incentive pool from which all executive STIP payments are made and an incentive pool for the rest of the company’s employees. The amount of money available for payouts under both pools is based on the company’s performance against pre-determined financial goals. The aggregate value of the STIP awards paid to the company’s executives, including the NEOs, combined with the aggregate value of the STIP awards paid to the company’s other employees cannot be greater than the total funded incentive pools.

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The target executive incentive pool is an amount equal to the sum of the individual STIP targets of all eligible executives, plus an additional 25% of such sum that is reserved for discretionary awards for strategic leadership. The executive incentive pool is funded based on performance against a financial goal or goals pre-established by the Compensation Committee. Actual funding of the executive incentive pool may range from a minimum of 25% to a maximum of 200% of the target pool based on the achievement level(s) attained with respect to the financial goal or goals. A floor of 25% of the target pool is set because the funding “floor” provides a mechanism for the company to reward extraordinary individual results of select employees relative to objectives other than the financial goal or goals. While there is a minimum “floor” for STIP incentive pool funding, there is no minimum guaranteed individual STIP payout for any participant, and, as a result, NEOs are not guaranteed an STIP payout.

For 2015, the STIP executive incentive pool was funded based on one normalized cash flow goal pre-established by the Compensation Committee, as follows:

Threshold	Target	Superior
$145 million of normalized cash flow	$235 - $260 million of normalized cash flow	$350 million of normalized cash flow

Performance at or above the superior achievement level would result in funding of the executive incentive pool at the 200% maximum. Performance levels that fall between the amounts established for threshold, target and superior achievement are calculated using straight-line interpolation between the achievement level amounts. For additional information on the company’s use of normalized cash flow as a performance measure, see “Long-Term Compensation Program – Normalized Cash Flow” below.

In January 2016, the Chief Executive Officer reported to the Compensation Committee on the company’s achievement of the normalized cash flow goal for the purpose of funding the 2015 STIP executive incentive pool. For 2015, normalized cash flow was $315 million. Following consideration of the performance results, the Compensation Committee determined that, as a result of the company’s achievement, the executive incentive pool would be funded at 163% of target. Normalized cash flow is a measure used by the company solely for the purposes of its compensation plan goals and it is not calculated in accordance with generally accepted accounting principles (“GAAP”). A presentation showing how the $315 million normalized cash flow number was calculated based on numbers contained within the company’s audited financial statements is set forth in Appendix A to this proxy statement.

While the achievement level of the normalized cash flow goal determined the executive incentive pool funding, when making the final 2015 STIP payout determinations for the NEOs, the Compensation Committee considered performance against pre-determined strategic corporate goals, departmental performance and individual performance. The Compensation Committee approves strategic corporate goals with pre-defined targets and other goals that provide for discretion upon evaluation so that it can reward meeting and exceeding our targets while also considering the quality of our results and other factors not anticipated at the beginning of the year.

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For 2015, the strategic corporate goals for the company’s executives and the relative weights assigned to each were as follows:

2015 STIP Strategic Corporate Performance Goals:

Goal	Description	Target Weight
Licensing	Achieve a specified amount of licensing revenue and achieve additional specified licensing goal	45%
Research	Develop a specified number of inventions; expand participation in certain research initiatives; expand number of commercial initiatives	10%
Pivot	Expand number of commercial initiatives; achieve a specified amount of revenue; invest a specified amount in technology through partnerships with external inventors and/or research organizations	10%
Outreach	Achieve specified outcome related to investor relations; increase awareness of InterDigital’s research and development capability	10%
Compensation Committee Discretion	Allow Compensation Committee to adjust performance upward or downward as a result of unexpected outcomes or circumstances	25%
TOTAL		100%

These strategic corporate goals were intended to align the executive team around a key set of company performance objectives. The strategic corporate goals were structured to challenge and motivate executives, so that reasonable “stretch” performances would collectively yield a payout at or about 100% of target.

The actual STIP payout for the Chief Executive Officer is based on achievement of the strategic corporate goals and his individual performance. The actual STIP award paid to all other executives is based on the achievement of the strategic corporate goals, his or her department’s performance and his or her individual performance.

In first quarter 2015, the Compensation Committee approved target STIP levels for each of the NEOs at the same levels as 2014, with the exception of Dr. Yi, who whose target level was increased from 50% to 60% as a result of his expanded role as Chief Technology Officer. The 2015 target STIP levels, set as a percentage of annual base salary, for the NEOs were as follows:

NEO	2015 Target STIP Level
William J. Merritt	100%
Richard J. Brezski	60%
Scott A. McQuilkin	75%
James J. Nolan	60%
Lawrence F. Shay	75%
Byung K. Yi	60%

The Chief Executive Officer reported to the Compensation Committee on the achievement of the objectively measurable strategic corporate goals and provided his assessment with respect to departmental and individual executive officer performance for the year. For 2015, the strategic corporate goals related to licensing, pivot and outreach fell short of target. However, the achievement level of the research goal far exceeded target as a result of the impressive number of proposal wins with Horizon 2020 projects in the United Kingdom. The Compensation Committee also considered other developments in 2015 that were not captured specifically by the goals, including the expansion of technology development and innovation through external strategic relationships, or were unexpected, such as the delay in the receipt of licensing revenue as a result of a licensee’s appeal of a final arbitration award. Accordingly, using its discretion, the Compensation Committee determined that the total achievement level with respect to the strategic corporate goals was 107%.

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In determining the STIP payout to the Chief Executive Officer for 2015, the Compensation Committee considered the Board’s assessment of his performance in 2015, as reflected in the recommendation of the non-executive Chairman of the Board, who is the primary liaison between the Chief Executive Officer and the full Board. Based on the achievement level with respect to the strategic corporate goals and the performance of the Chief Executive Officer on an individual level, the Compensation Committee determined that Mr. Merritt’s STIP payout for 2015 should be 177% of target. For the other NEOs, the Compensation Committee reviewed the performance assessments provided by Mr. Merritt with respect to each executive’s individual and departmental performance and also considered its own direct interactions with each NEO. As a result of the achievement level with respect to the strategic corporate goals and departmental and individual performances, 2015 STIP payouts for the NEOs ranged from 157% to 182% of target.

The 2015 STIP awards paid to the NEOs in 2016 were entirely in cash. The Grants of Plan-Based Awards Table below reports the threshold, target and maximum potential STIP payouts for each NEO for 2015, and the Summary Compensation Table below reports the amounts actually earned by each NEO for 2015 under the STIP.

Long-Term Compensation Program

The LTCP is designed to align management’s interests with those of the company’s shareholders to maximize the value of the company’s stock over the long term and to enhance retention efforts by incentivizing executive officers to drive the company’s long-term strategic plan. It currently consists of three components:

•	performance-based RSUs, which align employee and shareholder interests by tying value to both business results and future stock price;

•	stock option grants, which the Compensation Committee considers to be performance-based compensation and an important form of long-term incentive compensation because they are only valuable if our stock price increases over time; and

•	time-based RSUs, which provide retention benefits and, in concert with our stock ownership guidelines, focus our executives on long-term share ownership and sustained value.

The Compensation Committee determines annually the participation level and components of each executive officer’s LTCP award, emphasizing internal pay equity between the company’s NEOs and other executives to motivate and incentivize performance across the senior management team while encouraging collaboration and shared responsibility for executing the company’s strategic plan. For performance-based RSUs, 100% achievement of the associated performance goal results in a full vesting of the associated RSUs. For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based award would vest.

Payouts of performance-based awards under the LTCP have varied in recent years, ranging from no payout for the most recent performance period and the 2007-2009 performance period to a 110% payout for the 2012-2014 performance period:

Performance Period	LTCP Payout
2007-2009	none
2008-2010	86%
2009-2011	31%
2010-2012	100%
2011-2013	71%
2012-2014	110%
2013-2015	none

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2013-2015 Cycle

For the performance cycle that began on January 1, 2013, and ended December 31, 2015 (the “2013-2015 cycle”), each NEO received 50% of their target award in performance-based RSUs, 25% in stock options and 25% in time-based RSUs that vested in March 2016. The total target values of the awards granted to the NEOs in January 2013 for the 2013-2015 cycle were as follows:

NEO	Target
William J. Merritt	$1,500,000
Richard J. Brezski	600,000
Scott A. McQuilkin	750,000
James J. Nolan	600,000
Lawrence F. Shay	1,000,000
Byung K. Yi	N/A	*

*	Dr. Yi did not receive an LTCP award for the 2013-2015 cycle because he did not join the company until 2014.

The goals associated with the performance-based RSU awards for the 2013-2015 cycle were as follows:

•	normalized cash flow, not including cash receipts derived from the sale of patents, of $1.05 billion (80% weight)

•	normalized cash flow derived from the sale of patents of $100 million (20% weight)

In January 2016, the Chief Executive Officer reported to the Compensation Committee on the achievement of the performance goals for the 2013-2015 cycle. The total normalized cash flow achieved, not including cash receipts derived from the sale of patents, was $797 million, and the total normalized cash flow derived from the sale of patents was $6 million. After reviewing the company’s progress toward these goals as of December 31, 2015, the Compensation Committee determined the company’s total goal achievement for the 2013-2015 cycle to be below the 80% threshold required for the vesting of any portion of the performance-based RSU awards. As a result, all performance-based RSUs granted under the 2013-2015 cycle were forfeited. As stated above, normalized cash flow is a measure used by the company solely for the purposes of its compensation plan goals and it is not calculated in accordance with GAAP. A presentation showing how the $797 million and $6 million normalized cash flow numbers were calculated based on numbers contained within the company’s audited financial statements is set forth in Appendix A to this proxy statement.

2015-2017 Cycle

For those equity awards granted in 2015 for the performance cycle that began on January 1, 2015, and runs through December 31, 2017 (the “2015-2017 cycle”), each NEO received 50% of his total award in the form of performance-based RSUs that vest, if at all, at the end of the performance period based on the company’s achievement of a pre-approved goal established by the Compensation Committee, 25% in stock options and 25% in the form of time-based RSUs that vest in full on March 15, 2018. All equity awards were granted to the NEOs on March 15, 2015. To determine the number of performance-based RSUs and time-based RSUs awarded, the respective allocated target amounts are divided by the closing stock price on the day prior to the grant. The number of performance-based RSUs that vest, if any, will depend on the goal achievement as determined by the Compensation Committee after the end of the cycle. The number of stock options that are granted is calculated using the Black-Scholes option pricing model. For the options granted in 2015, the weighted average assumptions underlying the valuation under the Black-Scholes model are as follows: expected life: 4.5 years; volatility of 39.78%; a risk-free interest rate of 1.6%; and a dividend yield of 1.51%. The goal associated with the performance-based RSU awards for the 2015-2017 cycle is to generate a specified amount of normalized cash flow over the performance period of the cycle.

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The total target values of the LTCP equity awards granted to the NEOs in March 2015 for the 2015-2017 cycle were as follows:

NEO	Target
William J. Merritt	$1,575,000
Richard J. Brezski	700,000
Scott A. McQuilkin	1,000,000
James J. Nolan	600,000
Lawrence F. Shay	1,000,000
Byung K. Yi	550,000

While the target values of the LTCP awards for each NEO are generally consistent with the target long-term equity award values for the executives in our compensation peer group, when determining the value of the LTCP awards, the Compensation Committee reviews the total direct compensation of the executives in the peer group to ensure that the aggregate target awards for each executive result in a total direct compensation level that is not substantially below the 50th percentile or above the 75th percentile of our compensation peer group. Pay and equity pay mix of our compensation peers and general industry companies is also considered.

Normalized Cash Flow

The Compensation Committee has selected normalized cash flow goals for the LTCP and for funding the incentive pool of the STIP because it believes that normalized cash flow most effectively aligns management’s interests with those of the company and its shareholders and is the most accurate measure of the company’s performance. As more fully described in our Annual Report on Form 10-K for the year ended December 31, 2015, revenue recognition for revenues derived from patent license agreements is complex, and we derive the vast majority of our revenue from patent licensing. The complicated and unpredictable nature of patent licensing revenue recognition make GAAP cash flow or revenue an inaccurate measure of performance for the company, but using such measures could also incentivize management to enter into patent license agreements that are structured in a way that helps meet incentive plan goals rather than in the way that is most beneficial for the company.

The timing and amount of revenue recognized from each license depends upon a variety of factors, including the specific terms of each agreement and the nature of the deliverables and obligations and, as a result, components of our revenue tend to be highly variable year to year. In addition, the timing of our revenue recognition is often disjointed from the timing of the related cash receipts as a result of components of the agreement terms provided for prepayment of royalties, past sales, etc. So that our executives are properly motivated to maximize the overall value of our patent portfolio and not to maximize short-term gains strictly for the purpose of attaining incentive plan goals, we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

In addition to normalizing our cash inflows, we also adjust our cash outflows to capture the appropriate cash expenditures for which we manage our business. This process begins with our total operating expenses and deducts defined non-cash expenses (e.g., depreciation and amortization) and then adds in capital expenditures. We also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., repositioning costs) in nature and which we would otherwise back out when evaluating our financial performance.

For example, when using normalized cash flow as a measure, if a patent licensing agreement includes a large up-front payment, in order to avoid having that payment disproportionately drive cash flow for the performance period, the payment is spread out over the term of the license agreement, mimicking what would happen if the cash was received pursuant to a running royalty-based license agreement. Strictly for illustrative purposes, assume the company set a GAAP cash flow goal of $100 for a three-year LTCP performance period

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and in each of the first two years of the performance period the company had generated $33 of cash flow from running royalties—bringing the total cash flow achieved for the first two years to $66. Because the cash flow was from running royalties, the amount included toward the goal for the performance period would be the same under both a GAAP cash flow and a normalized cash flow measure. Then, during year 3 of the performance period, the company negotiates a new 5-year $100 patent license agreement. A GAAP cash flow goal could incentivize management to accept less than $100 in licensing royalties ($50 in this example) if the total discounted amount was paid up front (Deal A), which would then contribute $50 toward the achievement of the goal for the performance period, rather than the full $100 paid over five years (Deal B), which would contribute only $20 toward the achievement of the performance goal. Although Deal B is clearly better for the company and its shareholders, the use of a GAAP cash flow performance incentive measure could create an incentive to enter into Deal A, as that deal would have led to a larger incentive payout for the performance period (140% under Deal A vs. 65% under Deal B, as illustrated in the following table). By using normalized cash flow as the performance measure, management is properly incentivized to enter into Deal B, which not only leads to a higher incentive payout (65% under Deal B vs. no payout under Deal A, as illustrated in the following table), but also to the better outcome for the company and its shareholders.

Normalized Cash Flow Illustrative Example

	DEAL A		DEAL B
	Incentive Plan Performance Measure		Incentive Plan Performance Measure
Performance Period Year	GAAP Cash Flow	Normalized Cash Flow	GAAP Cash Flow	Normalized Cash Flow
Year 1	$33	$33	$33	$33
Year 2	$33	$33	$33	$33
Year 3	$50	$10	$20	$20

Total	$116	$76	$86	$86
Goal Achievement	116%	76%	86%	86%
LTCP Payout(a)	140%	0%	65%	65%

(a)	For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based award would vest.

Other Practices, Policies and Guidelines

Grant Practices

RSU awards and stock options granted to executives under the LTCP are targeted to be granted each year on the later of March 15 or the date the Compensation Committee approves the goals associated with the performance-based RSUs. If a participant joins the company or becomes eligible to receive awards through a promotion after the annual grant date, he or she would be eligible for an award on the 15th of the month following his or her date of hire or promotion, respectively. The company’s closing stock price on the day prior to the grant date is used to determine the number of performance-based and time-based RSUs granted, and the closing stock price on the date of grant determines the exercise price of stock option grants. As noted above, performance-based RSUs are tied to a 3-year performance period. Time-based RSUs vest 100% on the third anniversary of the grant date (i.e., “cliff” vesting). Stock options vest one-third on each of the first, second and third anniversaries of the grant date (i.e., “ratable” vesting). Stock options expire on the seventh anniversary of the grant date. The Compensation Committee believes that these grant procedures provide assurance that the grant timing does not take advantage of material nonpublic information.

The Compensation Committee may, in its sole discretion, grant additional equity awards to executives, including the NEOs, outside of the LTCP and the other compensation programs described above. As noted

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above, the Compensation Committee intends to limit the use of discretionary awards, but may issue such awards from time to time when necessary. In approving such awards, the Compensation Committee may consider the specific circumstances of the grantee, including, but not limited to, total compensation relative to our peer group, compensation for his or her position, promotion, expansion of responsibilities, exceptional achievement recognition and retention concerns.

Stock Ownership Guidelines

To align the interests of our executive officers with those of our shareholders, the company has established stock ownership guidelines for its executive officers. The Chief Executive Officer’s target ownership level is the lesser of an amount of company stock with a value of at least five times his current annual base salary or 65,000 shares. The company’s senior executive vice presidents (Messrs. McQuilkin and Shay) are expected to own the lesser of an amount of company stock with a value of at least three times their current annual base salary or 25,000 shares, and the company’s other executive officers (including Messrs. Brezski and Nolan) are expected to own the lesser of an amount of company stock with a value of at least two times their current annual base salary or 12,500 shares. Because Dr. Yi is no longer an executive officer, he is not subject to the stock ownership guidelines.

Qualifying stock includes shares of common stock held outright or through the company’s 401(k) Plan (as defined below), restricted stock and, on a pre-tax basis, unvested time-based RSUs. For purposes of calculating the value of company stock holdings, each share or other qualifying stock unit is priced at a price per share/unit equal to the average closing stock price of the company’s common stock for the 200 trading days leading up to and including the calculation date. The 200-day average closing stock price is calculated annually on the date of the company’s annual meeting of shareholders.

Any executive who has not reached or fails to maintain his or her target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until his or her level is met. An executive may not make any disposition of shares that results in his or her holdings falling below the target level without the express approval of the Compensation Committee. As of March 31, 2016, all of the NEOs to whom the policy applies are in compliance and have reached their target ownership levels.

Clawback Policy

In 2014, the Board adopted a clawback policy that would, under certain circumstances, entitle the company to recover certain compensation previously paid to the company’s executive officers, in accordance with the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In the event of any intentional misconduct or gross negligence by one or more executives that results in a material restatement of any company financial statement that was filed during the company’s then-current fiscal year or during one of the three prior full fiscal years, each executive would be required to repay or forfeit any excess compensation. The company will reevaluate its policy once final rules are adopted by the SEC and NASDAQ.

Savings and Protection and Nonqualified Deferred Compensation Plans

The company’s Savings and Protection Plan (“401(k) Plan”) is a tax-qualified retirement savings plan pursuant to which employees, including NEOs, are able to contribute the lesser of 100% of their annual base salary and bonus or the annual limit prescribed by the Internal Revenue Service (“IRS”) on a pre-tax basis. The company provides a 50% matching contribution on the first 6% of an employee’s eligible earnings contributed to the 401(k) Plan, up to the cap mandated by the IRS. The company offers this benefit to encourage employees to save for retirement and to provide a tax-advantaged means for doing so.

As noted above, the IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) Plan account. InterDigital’s nonqualified deferred compensation plan (the “deferred compensation plan”)

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provides certain management and highly compensated employees, including the NEOs, with an opportunity to defer up to 40% of their base salary and up to 100% of their STIP payment. For 2015, the company matched up to 50% of the first 6% of the participant’s eligible deferrals, determined on a combined plan basis taking into account deferred amounts under both the deferred compensation plan and the 401(k) Plan; these contributions will receive the investment performance of InterDigital common stock. Matching contributions are made once annually after the end of the year. Participants vest one-third in company matching contributions after one year of service, two-thirds after two years of service and fully after three years of service, a vesting schedule identical to the 401(k) Plan. For more information about the nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation.”

Agreements with NEOs

In March 2013, the company entered into amended and restated employment agreements with each NEO other than Dr. Yi. In May 2014, the company entered into an employment agreement with Dr. Yi upon his acceptance of the role of Chief Technology Officer. Among other things, the agreements provide severance payments and benefits upon certain qualifying terminations of employment, including upon termination of the NEO’s employment by the company without “Cause” or by the executive for “Good Reason,” and provide for enhanced payments and benefits if such termination occurs on or within one year after a “Change in Control” of the company, each as defined in the applicable agreement. For more information regarding the provisions governing these termination scenarios, see “Potential Payments upon Termination or Change in Control.”

Prohibition against Hedging

The company’s insider trading policy prohibits directors, officers, employees and consultants of the company from engaging in any hedging transactions involving company stock.

Impact of Tax Treatment

Section 162(m) of the Code generally limits the company’s tax deduction for compensation paid to our Chief Executive Officer and other NEOs (other than the Chief Financial Officer) to $1 million per person in any tax year. Qualified performance-based compensation is not subject to the deduction limit if specified requirements are met. The Compensation Committee may consider the deductibility of compensation when making decisions, but will authorize the payment of compensation that is not deductible when it believes it is appropriate.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under the STIP and LTIP awards; (iv) the company’s adoption of, and adherence to, various compliance programs, including a code of ethics, a clawback policy, a contract review and approval process and signature authority policy and a system of internal controls and procedures; (v) the use of normalized cash flow as a performance metric; and (vi) the oversight exercised by the Compensation Committee over the performance metrics and results under the STIP and the LTCP. In addition, compensation programs are reviewed with Pearl Meyer, the compensation consultant, on an annual basis to ensure plans do not create incentives that would put the company at excessive risk. Based on the assessment described above, the Compensation Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the company.

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Accounting for Share-Based Compensation

We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards; ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render services in exchange for the option or other award.

Summary Compensation Table

The following table contains information concerning compensation awarded to, earned by or paid to our NEOs in the last three years. Our NEOs include: (i) William J. Merritt, our Chief Executive Officer, (ii) Richard J. Brezski, our Chief Financial Officer, (iii) Scott A. McQuilkin, James J. Nolan and Lawrence F. Shay, who are our three other most highly compensated executive officers in 2015 who were serving as executive officers of the company at December 31, 2015, and (iv) Byung K. Yi, a former executive officer who would have been among the three other most highly compensated executive officers in 2015 but for the fact that he was no longer serving as an executive officer of the company at December 31, 2015. Additional information regarding the items reflected in each column follows the table.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation (7)	Total ($)
William J. Merritt	2015	613,846	393,785	393,780	1,100,000	59,406	2,560,817
President and Chief Executive Officer	2014	600,000	393,753	393,750	1,196,908	32,662	2,617,073
	2013	575,000	1,737,573	375,000	645,000	15,575	3,348,148

Richard J. Brezski	2015	343,076	175,039	175,000	381,239	24,820	1,099,174
Chief Financial Officer and Treasurer	2014	325,000	261,395	175,000	368,986	15,500	1,145,881
	2013	285,000	163,459	125,000	156,000	11,090	740,549

Scott A. McQuilkin	2015	410,846	250,033	250,000	517,694	26,703	1,455,276
Senior EVP, Innovation	2014	400,000	250,001	250,000	599,048	21,437	1,520,486
	2013	375,000	838,881	187,500	271,000	13,041	1,685,422

James J. Nolan	2015	357,592	150,041	150,000	342,358	27,469	1,027,460
EVP, IoT Solutions	2014	350,000	150,013	150,000	382,315	18,252	1,050,580
	2013	325,000	642,766	150,000	167,000	12,916	1,297,682

Lawrence F. Shay	2015	434,218	250,033	250,000	548,590	36,324	1,519,165
Senior EVP, Future Wireless,	2014	425,000	250,001	250,000	636,928	20,906	1,582,835
and Chief Intellectual Property	2013	410,000	1,044,806	250,000	266,000	13,909	1,984,715
Counsel

Byung K. Yi(1)	2015	333,384	137,516	137,500	329,167	131,878	1,069,445
EVP and Chief Technology Officer

(1)	At January 1, 2015, Dr. Yi was serving as the company’s Executive Vice President, InterDigital Labs, and Chief Technology Officer and in such role had been deemed by the Board to be an “executive officer” of the company (as that term is defined under Rule 3b-7 under the Exchange Act). As a result of organizational changes by the company in fourth quarter 2015, Dr. Yi’s title was changed to Executive Vice President and Chief Technology Officer and he was no longer deemed by the Board to be an “executive officer” as of the end of 2015. Dr. Yi was not among the company’s NEOs in 2013 or 2014.

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(2)	Base salary increases for 2015 did not become effective until April 1, 2015. Amounts reported for 2015 reflect the value of base salary earned by each NEO during 2015.

(3)	Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for time-based RSU awards granted during the designated fiscal year. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees and directors is generally equal to the grant date fair value of the awards and is recognized over the vesting periods applicable to the awards.

(4)	Amounts reported also reflect the value at the grant date of performance-based RSUs granted in such years based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

On March 15, 2015, the company granted performance-based RSU awards to its NEOs for the 2015-2017 cycle under the LTCP. As of the date of grant, consistent with the estimate determined as of the grant date under FASB ASC Topic 718, the probable outcome of the performance condition for these grants was 0%. Accordingly, there is no value reported for the performance-based RSUs granted to the NEOs in 2015. The following table sets forth the grant date fair value of the performance-based RSUs granted to the NEOs in 2015 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level of 200%:

NEO	Maximum Value Performance-Based RSU Awards 2015-2017 Cycle ($)
William J. Merritt	1,575,035
Richard J. Brezski	700,051
Scott A. McQuilkin	1,000,027
James J. Nolan	600,058
Lawrence F. Shay	1,000,027
Byung K. Yi	550,062

(5)	Amounts reported reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718.

(6)	Amounts reported for fiscal 2015 include the value of payouts earned under the company’s STIP.

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(7)	The following table details each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2015:

NEO	401(k) Plan Matching Contributions ($)(a)	Supplemental LTD ($)(b)	Deferred Compensation Plan Matching Contributions ($)(c)	Relocation Expenses ($)(d)	Gym Membership ($)(e)	Total ($)
William J. Merritt	7,950	5,005	46,451	—	—	59,406
Richard J. Brezski	7,950	3,458	13,412	—	—	24,820
Scott A. McQuilkin	7,950	5,391	13,362	—	—	26,703
James J. Nolan	7,950	5,272	14,247	—	—	27,469
Lawrence F. Shay	7,950	4,190	24,184	—	—	36,324
Byung K. Yi	7,950	—	—	123,578	350	131,878

(a)	Amounts represent company matching contributions to all employees, including the NEOs, on 50% of the first 6% of the employee’s eligible salary and annual bonus contributed to the 401(k) Plan, up to the maximum amount permitted by the Internal Revenue Service.

(b)	Amounts represent premium amounts paid by the company for supplemental executive long-term disability insurance for the benefit of such NEO.

(c)	Amounts represent company matching contributions made pursuant to the company’s nonqualified deferred compensation plan for NEO contributions. For more information, see “Nonqualified Deferred Compensation.”

(d)	Amount represents relocation expenses and costs paid by the company in 2015 in connection with Dr. Yi’s relocation to the company’s San Diego office.

(e)	Amount represents reimbursement of Dr. Yi’s annual gym membership fee paid, which benefit is available to any employee whose primary office location does not have a gym.

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Grants of Plan-Based Awards in 2015

The following table summarizes the grants of (i) cash awards under the STIP (STIP) and (ii) options (OPT), time-based RSU awards (TRSU) and performance-based RSU awards (PSU) under the 2015-2017 cycle of the LTCP, each made to the NEOs during the year ended December 31, 2015. Each of these types of awards is discussed in “Compensation Discussion and Analysis” above.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Merritt	STIP		155,000	620,000	1,240,000
	OPT	3/15/2015								24,291	52.85	393,750
	TRSU	3/15/2015							7,451			393,785
	PSU	3/15/2015				7,450	14,901	29,802				0
Richard J. Brezski	STIP		52,500	210,000	420,000
	OPT	3/15/2015								10,796	52.85	175,000
	TRSU	3/15/2015							3,312			175,039
	PSU	3/15/2015				3,311	6,623	13,246				0
Scott A. McQuilkin	STIP		77,813	311,250	622,500
	OPT	3/15/2015								15,423	52.85	250,000
	TRSU	3/15/2015							4,731			250,033
	PSU	3/15/2015				4,730	9,461	18,922				0
James J. Nolan	STIP		54,075	216,300	432,600
	OPT	3/15/2015								9,254	52.85	150,000
	TRSU	3/15/2015							2,839			150,041
	PSU	3/15/2015				2,838	5,677	11,354				0
Lawrence F. Shay	STIP		82,078	328,313	656,625
	OPT	3/15/2015								15,423	52.85	250,000
	TRSU	3/15/2015							4,731			250,033
	PSU	3/15/2015				4,730	9,461	18,922				0
Byung K. Yi	STIP		52,500	210,000	420,000
	OPT	3/15/2015								8,483	52.85	137,500
	TRSU	3/15/2015							2,602			137,516
	PSU	3/15/2015				2,602	5,204	10,408				0

(1)	Amounts reported represent the potential threshold, target and maximum STIP payouts depending on the level of performance achieved under the STIP for fiscal 2015. Such amounts ranged from 25% of the target payout, representing the minimum percentage of the STIP executive incentive pool that would be funded upon achievement of a certain level of performance against the related financial goal, to 200% of the target payout, representing the maximum payout possible under the STIP. For all NEOs, the actual amount earned for fiscal 2015, which was paid in 2016 and is reported in the Summary Compensation Table above, was based on the company’s achievement of the 2015 financial and strategic corporate goals established by the Compensation Committee in March 2015 and departmental and individual performance of the NEO during 2015.

(2)	Amounts reported represent the potential threshold, target and maximum number of performance-based RSUs the NEO could earn pursuant to his performance-based RSU award under the 2015-2017 cycle. 100% achievement of the performance goal or goals results in a 100% payout of the associated target amounts. For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based RSUs would vest.

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(3)	Grant date fair value of RSU awards is determined in accordance with FASB ASC Topic 718. The TRSU awards granted in 2015 are scheduled to vest in full on March 15, 2018. Amounts reported for option grants reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. For fiscal 2015, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.5 years; volatility of 39.78%; a risk-free interest rate of 1.6%; and a dividend yield of 1.51%. Amounts reported for performance-based RSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the probable outcome of the performance condition for the 2015-2017 cycle was 0%. Accordingly, there is no value reported for the performance-based RSUs granted in 2015.

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Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards of the NEOs as of December 31, 2015.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William J. Merritt	1/18/13		14,723	7,362	—	44.19	1/18/20
	1/18/13							8,816	432,382
	1/18/13	(6)								17,634	864,815
	3/15/14		12,552	25,106	—	30.69	3/15/21
	3/15/14							13,181	646,425
	3/15/14	(7)								26,363	1,292,849
	3/15/15		—	24,291	—	52.85	3/15/22
	3/15/15							7,533	369,458
	3/15/15	(8)								15,066	738,867

Richard J. Brezski	1/18/13		4,908	2,454	—	44.19	1/18/20
	1/18/13							2,939	144,144
	1/18/13	(6)								5,878	288,289
	2/15/14	(9)						1,027	50,384
	3/15/14		5,579	11,158	—	30.69	3/15/21
	3/15/14							5,859	287,339
	3/15/14	(7)								11,717	574,628
	3/15/15		—	10,796	—	52.85	3/15/22
	3/15/15							3,348	164,226
	3/15/15	(8)								6,696	328,402

Scott A. McQuilkin	1/18/13		7,361	3,681	—	44.19	1/18/20
	1/18/13							4,408	216,191
	1/18/13	(6)								8,817	432,433
	3/15/14		7,970	15,940	—	30.69	3/15/21
	3/15/14							8,369	410,427
	3/15/14	(7)								16,738	820,853
	3/15/15		—	15,423	—	52.85	3/15/22
	3/15/15							4,783	234,587
	3/15/15	(8)								9,566	469,124

James J. Nolan	1/18/13		5,889	2,945	—	44.19	1/18/20
	1/18/13							3,526	172,932
	1/18/13	(6)								7,053	345,916
	3/15/14		4,782	9,564	—	30.69	3/15/21
	3/15/14							5,021	246,276
	3/15/14	(7)								10,043	492,552
	3/15/15		—	9,254	—	52.85	3/15/22
	3/15/15							2,870	140,772
	3/15/15	(8)								5,740	281,494

Lawrence F. Shay	1/18/13		9,815	4,908	—	44.19	1/18/20
	1/18/13							5,877	288,238
	1/18/13	(6)								11,756	576,526
	3/15/14		7,970	15,940	—	30.69	3/15/21
	3/15/14							8,369	410,427
	3/15/14	(7)								16,738	820,853
	3/15/15		—	15,423	—	52.85	3/15/22
	3/15/15							4,783	234,587
	3/15/15	(8)								9,566	469,124

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			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Byung K. Yi	4/15/14	(10)						3,073	150,715
	5/15/14	(11)						7,049	345,690
	5/15/14	(7)								6,557	321,576
	3/15/15		—	8,483	—	52.85	3/15/22
	3/15/15							2,630	129,020
	3/15/15	(8)								5,261	258,041

(1)	Amounts reported represent awards of options under the LTCP. All options vest annually, in three equal installments, beginning on the first anniversary of the grant date.

(2)	All awards made on January 18, 2013 are time-based RSUs granted pursuant to the 2013-2015 cycle that vested in full on January 18, 2016. All awards made on March 15, 2014 are time-based RSUs granted pursuant to the LTCP performance cycle that began on January 1, 2014, and ends December 31, 2016 (the “2014-2016 cycle”), and are scheduled to vest in full on March 15, 2017. All awards made on March 15, 2015 are time-based RSUs granted pursuant to the 2015-2017 cycle and are scheduled to vest in full on March 15, 2018.

(3)	Values reported were determined by multiplying the number of unvested time-based RSUs by $49.04, the closing price of our common stock on December 31, 2015, the last trading day in 2015 (plus cash in lieu of a fractional share).

(4)	Amounts reported were based on target performance measures and represent awards of performance-based RSUs made under the LTCP.

(5)	Values reported were based on target performance measures and determined by multiplying the number of unvested performance-based RSUs by $49.04, the closing price of our common stock on December 31, 2015, the last trading day in 2015 (plus cash in lieu of a fractional share).

(6)	Performance-based RSU award granted pursuant to the 2013-2015 cycle, which was scheduled to vest on January 18, 2016 provided that the Compensation Committee had determined that the threshold level of performance had been achieved with respect to the goals associated with the cycle. As discussed above in “Compensation Discussion and Analysis,” the Compensation Committee determined that a total achievement level of less than 80% had been met with respect to the goals for this cycle, resulting in a payout of 0% of the target performance-based RSU award.

(7)	Performance-based RSU award granted pursuant to the 2014-2016 cycle, which is scheduled to vest on March 15, 2017 provided that the Compensation Committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

(8)	Performance-based RSU award granted pursuant to the 2015-2017 cycle, which is scheduled to vest on March 15, 2018 provided that the Compensation Committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

(9)	Supplemental grant of time-based RSUs awarded in connection with a promotion.

(10)	Amount reported represents a discretionary grant of time-based RSUs (including dividend equivalents accrued) awarded to Dr. Yi upon hire. The grant is scheduled to vest annually, in three equal installments, beginning on the first anniversary of the grant date.

(11)	Time-based RSU award granted pursuant to the 2014-2016 cycle, which is scheduled to vest in full on March 15, 2017.

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Option Exercises and Stock Vested in 2015

The following table sets forth information, on an aggregated basis, concerning stock options exercised and stock awards vested during 2015 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William J. Merritt	—	—	29,398	1,547,415
Richard J. Brezski	—	—	6,640	348,705
Scott A. McQuilkin	—	—	12,506	657,869
James J. Nolan	—	—	9,964	524,402
Lawrence F. Shay	—	—	14,905	783,937
Byung K. Yi	—	—	1,519	77,326

(1)	Includes dividend equivalents accrued and paid out in additional shares of common stock upon the vesting of the underlying awards.

(2)	Amounts reported represent the total pre-tax value realized upon the vesting of RSUs (number of shares vested times the closing price of our common stock on the vesting date) plus cash in lieu of a fractional share.

Nonqualified Deferred Compensation

In 2013, the company introduced a nonqualified deferred compensation plan to complement the 401(k) Plan. The IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) plan account. The deferred compensation plan provides the company’s directors and certain designated highly compensated employees, including the NEOs, with an opportunity to set aside additional compensation for their retirement. Pursuant to the terms of the deferred compensation plan, each eligible employee, including each NEO, may elect to defer base salary and STIP payouts, and non-employee members of the Board of Directors may elect to defer Board fees, in each case on a pre-tax basis and up to a maximum amount selected annually by the Compensation Committee.

An employee participant or director may allocate deferrals to one or more deemed investments under the deferred compensation plan. The amount of earnings (or losses) that accrue to a participant’s account attributable to deferrals depends on the performance of investment alternatives selected by the participant. The deemed investment options are currently similar to those available under the 401(k) Plan. However, a participant’s election of investment alternatives as measuring devices for determining the value of a participant’s account does not represent actual ownership of, or any ownership rights in or to, the investments to which the investment alternatives refer, nor is the company in any way bound or directed to make actual investments corresponding to such deemed investments.

The company will not make any matching or discretionary contributions to the accounts of directors. However, the company may, but is not required to, make matching or discretionary contributions in cash to the accounts of employee participants. Any such company contributions are subject to a vesting schedule as determined by the Compensation Committee. The specific terms for each plan year, including eligible compensation, minimum and maximum deferral amounts (by percentage of compensation) and matching terms, are determined on an annual basis by the Compensation Committee.

Employee participant and director account payment obligations are payable in cash on a date or dates selected by the employee participant or director or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances. An employee participant or director may elect to defer to a single lump-sum payment of his or her account, or may elect payments over time.

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For the 2015 plan year, eligible employees could elect to defer 6%, 10%, 20%, 30% or 40% of their base salary and 25%, 50%, 75% or 100% of their STIP. Matching contributions are determined on a combined plan basis taking into account deferred amounts under both the 401(k) Plan and the deferred compensation plan. Deferral elections had to be made by December 31, 2014. For 2015, a participant’s combined match for the 401(k) and deferred compensation plan was 50% of the combined deferrals up to 6% of the participant’s eligible deferrals. Matching contributions are deemed to be notionally invested in the InterDigital Stock Fund and are not eligible for transfer to other investment options. Matching contributions vest ratably based on years of service of the participant over three years in one-third increments, with the first vesting occurring after one year of service. Each NEO participating in the plan had at least three years of service with the company prior to the adoption of this plan; therefore, all will be immediately and fully vested in any matching contributions. Matching contributions are made once annually after the end of the year.

The following table sets forth the relevant information regarding the deferred compensation plan for 2015.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
William J. Merritt	361,112	46,451	(8,460)	—	825,375
Richard J. Brezski	34,231	13,412	(1,277)	—	71,497
Scott A. McQuilkin	24,623	13,362	(946)	—	117,427
James J. Nolan	372,440	14,247	(7,235)	—	473,833
Lawrence F. Shay	491,995	24,184	(2,137)	—	917,233
Byung K. Yi(5)	—	—	—	—	—

(1)	Contributions include deferred 2015 salary amounts and deferred 2014 STIP amounts (which were paid in 2015). The payouts of the 2015 STIP were not made until 2016; as a result, any deferrals of 2015 STIP amounts are not reflected in this column. For Messrs. Merritt, Brezski, McQuilkin and Shay, $61,385, $34,231, $24,623 and $173,531, respectively, were included in the “Salary” column of the Summary Compensation Table for fiscal 2015.

(2)	For the 2015 plan year, the company matched deferrals up to 50% of the first 6% of the participant’s base salary and annual bonus, determined on a combined plan basis taking into account amounts deferred under both the 401(k) Plan and the deferred compensation plan during the 2015 calendar year. The amounts disclosed in this column reflect matching contributions (made by the company in 2016) for 2015 NEO deferral contributions and are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2015. Because the 2015 STIP payments were made in 2016, the 2015 STIP deferrals are considered 2016 contributions and will be matched after year-end 2016.

(3)	The company does not pay guaranteed, above-market or preferential earnings on deferred compensation; therefore, the amounts in this column are not included in the Summary Compensation Table. Balances include earnings or losses credited to the NEO’s account from notional investment alternatives elected by the NEO from alternatives that are similar to those available to participants in the 401(k) Plan. Because the 2015 STIP payouts were not made until 2016, there were no 2015 earnings or losses associated with the 2015 STIP deferral amounts.

(4)	Aggregate balance consists of employee contributions made in 2013, 2014 and 2015, company matching contributions for 2013, 2014 and 2015 and notional investment earnings in 2013, 2014 and 2015.

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Set forth below are the amounts reported in the aggregate balance that were previously reported in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2013 and 2014, in the aggregate:

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(a)
William J. Merritt	215,962	460,977	24,490
Richard J. Brezski	—	19,500	4,260
Scott A. McQuilkin	—	67,750	8,246
James J. Nolan	—	455,940	5,186
Lawrence F. Shay	237,770	451,464	10,029

The deferred compensation plan was newly implemented in 2013; therefore, there are no amounts included that were reported as compensation to any NEO prior to 2013.

(5)	Dr. Yi has not made any contributions to the deferred compensation plan.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above in “Compensation Discussion and Analysis,” each NEO has an employment agreement with the company that provides for severance pay and benefits, among other things, in certain events of termination of employment, as described below.

Time-Based RSU, Performance-Based RSU, Option and STIP Awards

If an NEO’s employment terminates due to disability or death or the NEO is terminated by the company without cause (as described below), the NEO would be entitled to pro-rata vesting of all time-based RSUs. For time-based RSU awards, the pro-rata portion of each grant is determined by multiplying the total number of RSUs by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

If an NEO’s employment terminates for any reason prior to the second anniversary of the grant date of an award of performance-based RSUs, the NEO would forfeit eligibility to receive any payout of such performance-based RSUs. If, however, the NEO’s employment terminates subsequent to the second anniversary of the grant date of a performance-based RSU award, in the event of disability or death or termination by the company without cause, the NEO would be eligible to earn a pro-rata portion of such performance-based RSU award. For such awards, the pro-rated amount is determined by multiplying the number of RSUs that would otherwise have vested (based on actual performance over the performance period) by a fraction equal to the portion of the vesting period that had transpired prior to the cessation of employment.

If an NEO is terminated by the company without cause, the NEO would be entitled to pro-rata vesting of options granted under the LTCP. The pro-rata portion of each option grant is determined by multiplying the total number of options by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

Pursuant to the terms of their respective employment agreements, in the event of his termination without “cause” or his resignation for “good reason,” in each case, on or within one year following a “change in control” of the company, Messrs. Merritt, McQuilkin and Shay and Dr. Yi each would be entitled to receive an amount equal to 200% of his target payout under the STIP and Messrs. Brezski and Nolan each would be entitled to receive an amount equal to 100% of his target payout under the STIP.

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Pursuant to the terms of the LTCP and STIP awards, the NEO forfeits any such awards if his employment terminates for cause.

Any rights that the NEOs would have under these awards in connection with other termination scenarios are discussed below in connection with the relevant scenario.

Deferred Compensation

If an NEO’s employment terminates due to retirement or disability or the NEO voluntarily terminates his employment with the company for any reason, the NEO would receive a distribution of his deferred amounts under the deferred compensation plan, including the vested portion of any company matching or discretionary contributions, in accordance with the NEO’s applicable distribution elections. In the event of a termination due to death, the NEO would receive the balance of his deferred compensation account in a lump sum as soon as administratively practicable. In the event the NEO is involuntarily terminated by the company, the NEO would receive the balance of his deferred compensation account in a lump sum within 90 days of the date of termination. In the event of a change in control, as defined by the deferred compensation plan, the NEO would receive a distribution of his account balance in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

Termination Scenarios

The following is a discussion of the various termination scenarios that would require us to make payments to the NEOs. Unless different treatment is indicated below, please see “Time-Based RSU, Performance-Based RSU, Option and STIP Awards” above for the treatment of the LCTP and STIP awards upon termination under each of the following termination scenarios.

Termination Due to Retirement

The retirement of an NEO would trigger the distribution of such NEO’s deferred amounts under the deferred compensation plan in accordance with his applicable distribution elections.

Termination Due to Death

In the event of the termination of an NEO’s employment due to death, the company would pay to the NEO’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of the NEO’s base salary. The NEO’s executors, legal representatives or administrators would be entitled to receive the payment prescribed under any death or disability benefits plan in which the NEO was a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Termination for Cause

Pursuant to the terms of the NEO employment agreements, the company may terminate the employment of any NEO at any time for “cause” which is generally defined in the employment agreements to include: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the NEO with respect to the NEO’s obligations or otherwise relating to the business of the company; (b) the NEO’s material breach of his employment agreement or the company’s nondisclosure and assignment of ideas agreement; (c) the NEO’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, any felony, or any crime of moral turpitude; or (d) the NEO’s willful neglect of duties as determined in the sole and exclusive discretion of the Board. In the event of such a termination, the NEO would be entitled to receive any earned but unpaid base salary and any accrued but unused paid time off, in each case as of the date of the termination (together, the “Standard Entitlements”).

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Termination Without Cause

Pursuant to the terms of the NEO employment agreements, the company may terminate the employment of any NEO at any time, for any reason, without cause upon 30 days prior written notice to the NEO. In the event of a termination without cause, the NEO would be entitled to receive the Standard Entitlements. In addition, provided he executes a separation agreement in a form acceptable to the company (which includes, among other things, a broad release of all claims against the company and a non-disparagement provision) (a “Separation Agreement”), the NEO would be entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of twelve months (eighteen months in the case of Mr. Merritt) commencing 60 days after his date of termination; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

Termination by the NEO

Pursuant to the terms of the NEO employment agreements, each NEO may terminate his employment with us at any time for “good reason,” which means the NEO’s resignation of employment with the company follows the occurrence of one or more of the following, in each case without the NEO’s consent: (i) a material diminution in the NEO’s base salary or in the NEO’s target bonus opportunity under the STIP as in effect for the year in which the termination occurs; (ii) a material diminution in the NEO’s title, authority, duties or responsibilities; (iii) a material failure to comply with the compensation provision of the NEO’s employment agreement; (iv) relocation of the NEO’s primary office more than 50 miles from the NEO’s current office; or (v) any other action or inaction that constitutes a material breach by the company of the employment agreement or the company’s nondisclosure and assignment of ideas agreement. In the event that an NEO terminates his employment for good reason, the NEO would be entitled to receive the Standard Entitlements. In addition, provided he executes a Separation Agreement, the NEO would be entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of eighteen months; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

In addition, pursuant to the terms of the employment agreements, each NEO can terminate his employment with us without good reason, provided that the date of termination is at least 30 days after the date he gives written notice of the termination to the company. In the event that an NEO terminates his employment without good reason, he would be entitled to receive the Standard Entitlements.

Termination Following a Change in Control

Pursuant to the terms of the NEO employment agreements, if the company terminates an NEO other than for cause or such NEO terminates his employment with us for good reason, in each case within one year following a change in control of the company, he would be entitled to receive the Standard Entitlements. In addition, provided that he executes a Separation Agreement, the NEO would be entitled to (i) severance in an amount equal to (a) for Messrs. Merritt, McQuilkin and Shay and Dr. Yi, two times the sum of his base salary and target bonus under the STIP then in effect and (b) for Messrs. Brezski and Nolan, two times the base salary then in effect and one times the bonus target under the STIP then in effect, in each case, paid in a lump sum 60 days after his date of termination; (ii) an amount equal to the cost of continued health coverage on terms and conditions comparable to those most recently provided to him for the period of twenty-four months, paid in a lump sum 60 days after date of termination and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

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For this purpose, under the NEO employment agreements, “change in control” of the company generally means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons, in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on the date of the NEO’s employment agreement, or a sale of substantially all of our assets.

If the company terminates an NEO other than for cause or such NEO terminates his employment with us for good reason, in each case within one year following a change in control of the company, (i) the NEO would be entitled to the early vesting of all outstanding performance-based RSU awards at target and (ii) all outstanding stock option and time-based RSU awards would become fully vested.

Change in Control without Termination

In the event of a change in control without termination, each outstanding performance-based RSU award would be deemed to have been earned at target as of the effective date of the change in control; however, the award would remain subject to any employment and time-based vesting conditions.

Post-Termination Obligations

Each of the NEOs is bound by certain confidentiality obligations, which extend indefinitely, and, pursuant to the terms of their respective employment agreements by certain non-competition and non-solicitation covenants (i) for a period of (a) one year for Mr. Merritt following termination of employment by the company for any reason or resignation by Mr. Merritt for any reason, and (b) for a period up to a maximum of one year for all other NEOs except Dr. Yi, depending on the nature of termination and whether the company pays severance to the NEO following termination; or (ii) two years following termination of employment by the company without cause or resignation by the NEO for good reason, in each case, on or within twelve months after a change in control. Pursuant to the terms of his employment agreement, Dr. Yi is bound by certain non-solicitation covenants for a period of one year following termination of employment. In addition, each of the NEOs is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that either has been or is being developed or created in whole or in part by the NEO.

Taxes

In the event that the payments made to each NEO upon termination constitute “parachute payments” pursuant to Section 280G of the Code, the NEO employment agreements provide that either (i) the payments will be reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) the payments will be made in full, whichever produces the larger after-tax net benefit to the NEO. The employment agreements do not provide for an excise tax “gross-up.”

Term of Employment

The employment agreement with each NEO other than Dr. Yi provides for an initial employment term of two years, and the employment agreement with Dr. Yi provides for an initial term of 21 months, which terms automatically renew for additional successive one-year periods (unless either party provides notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period)). In the event that a change in control occurs at any time during the term, then the term shall extend for an additional year and 90 days from the date of the change in control, provided such extension serves to lengthen the term that would otherwise have been in place.

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Potential Payments upon Termination or Change in Control

The following tables reflect the potential payments and benefits that would be provided to each NEO upon: (i) termination due to disability, (ii) retirement, (iii) death, (iv) termination without cause, (v) termination by the NEO for good reason, (vi) termination upon a change in control of the company (by the company without cause or by the NEO for good reason) within one year of a change in control and (vii) change in control of the company without a termination. The amounts shown assume that the termination (or the change in control in the case of (vii)) was effective as of December 31, 2015, the last business day of 2015, and the price per share used to calculate the value of the company’s stock awards was $49.04, the per share closing market price of our common stock as of that date. The amounts reflected are estimates of the amounts that would have been paid to the NEOs upon their termination. In addition, note that the tables below do not take into account the cutback provision described above under “Termination Scenarios — Taxes;” as a result, the actual amounts paid could be lower than what is presented. The actual amounts to be paid can be determined only at the time the events described above actually occur.

William J. Merritt

Assuming the following events occurred on December 31, 2015, Mr. Merritt’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		902,797	(3)	825,375	—	20,000	—		—
Retirement	—		—		825,375	—	—	—		—
Death	—		902,797	(3)	825,375	300,000	—	—		—
Without Cause	1,550,000	(1)	1,209,755	(3)	825,375	—	—	14,391	(8)	10,000
Voluntary Resignation for Good Reason	1,550,000	(1)	—		825,375	—	—	14,391	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Merritt for Good Reason, within 1 year)	2,480,000	(2)	4,841,197	(4)	825,375	—	—	19,188	(9)	10,000
Change in Control (Without Termination)	—		—		825,375	—	—	—		—

(1)	This amount represents severance equal to two and a half times Mr. Merritt’s base salary of $620,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 18 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Merritt’s base salary of $620,000 and target 2015 STIP payout of $620,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2015, of Mr. Merritt’s time-based and performance-based RSUs granted under the 2013-2015 cycle, time-based RSUs granted under the 2014-2016 cycle and time-based RSUs granted under the 2015-2017 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Merritt would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2013-2015 cycle (the performance period for which ended December 31, 2015), the value

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is zero, as performance for that cycle was below the threshold required for the vesting of any performance-based RSUs. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $426,839, representing the value of 8,703 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $381,225, representing the value of 7,773 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (c) $94,733, representing the value of 1,931 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Merritt’s options granted under the 2013-2015, 2014-2016, and 2015-2017 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 7,268, 14,807 and 6,229 options, with a value of $35,250, $271,708 and $0, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Mr. Merritt’s time-based RSUs, performance-based RSUs and option awards granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $432,382, representing the value of 8,816 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $864,815, representing the value of 17,634 performance-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (c) $646,425, representing the value of 13,181 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (d) $1,292,849, representing the value of 26,363 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (e) $369,458, representing the value of 7,533 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (f) $738,867 representing the value of 15,066 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (g) $35,706, representing the value of 7,362 options granted under the 2013-2015 cycle; (h) $460,695 representing the value of 25,106 options granted under the 2014-2016 cycle and (i) $0 representing the value of 24,291 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the balance, at December 31, 2015, of Mr. Merritt’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in a lump sum within 90 days of the date of termination and a portion of which would be paid out in annual installments over five years, as applicable pursuant to Mr. Merritt’s deferral elections, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control, in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Merritt under our executive long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

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(8)	This amount represents the value of health coverage pursuant to COBRA for a period of 18 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2015 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2015 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Richard J. Brezski

Assuming the following events occurred on December 31, 2015, Mr. Brezski’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(7)	Payments under Executive Life Insurance Program ($)(8)	Payments under Executive Long-Term Disability Program ($)(9)	Welfare Benefits ($)		Out- placement Services ($)(12)
Disability	—		353,861	(3)	46,508	(5)	71,497	—	20,000	—		—
Retirement	—		—		—		71,497	—	—	—		—
Death	—		353,861	(3)	46,508	(5)	71,497	300,000	—	—		—
Without Cause	525,000	(1)	486,374	(3)	46,508	(5)	71,497	—	—	15,912	(10)	10,000
Voluntary Resignation for Good Reason	525,000	(1)	—		—		71,497	—	—	15,912	(10)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Brezski for Good Reason, within 1 year)	910,000	(2)	2,003,679	(4)	50,384	(6)	71,497	—	—	31,825	(11)	10,000
Change in Control (Without Termination)	—		—		—		71,497	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Brezski’s base salary of $350,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to the sum of two times Mr. Brezski’s base salary of $350,000 and one times his target 2015 STIP payout of $210,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2015, of Mr. Brezski’s time-based and performance-based RSUs granted under the 2013-2015 cycle, time-based RSUs granted under the 2014-2016 cycle and time-based RSUs granted under the 2015-2017 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Brezski would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2013-2015 cycle (the performance period for which ended December 31, 2015), the value is zero, as performance for that cycle was below the threshold required for the vesting of any performance-based RSUs. All RSU amounts include accrued dividend equivalents, which are paid out in the form of

56

additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $142,296, representing the value of 2,901 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $169,456, representing the value of 3,455 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (c) $42,109, representing the value of 858 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Brezski’s options granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 2,423, 6,581 and 2,769 options, with a value of $11,752, $120,761 and $0, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Mr. Brezski’s time-based RSUs, performance-based RSUs and option awards granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $144,144, representing the value of 2,939 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $288,289, representing the value of 5,878 performance-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (c) $287,339, representing the value of 5,859 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (d) $574,628, representing the value of 11,717 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (e) $164,226, representing the value of 3,348 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (f) $328,402 representing the value of 6,696 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (g) $11,902, representing the value of 2,454 options granted under the 2013-2015 cycle; (h) $204,749 representing the value of 11,158 options granted under the 2014-2016 cycle and (i) $0 representing the value of 10,796 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the value upon termination due to disability, death or termination by the company without cause, at December 31, 2015, of 948 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a supplemental RSU grant.

(6)	This amount represents the value, at December 31, 2015, of an unvested supplemental grant of 1,027 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. Brezski for good reason) within one year following a change in control.

(7)	This amount represents the balance, at December 31, 2015, of Mr. Brezski’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, in a lump sum within 90 days of the date of termination, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(8)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(9)

This amount represents the monthly benefit that would become payable to Mr. Brezski under our executive long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated

57

as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

(10)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 31, 2015 pursuant to his employment agreement.

(11)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 31, 2015 pursuant to his employment agreement.

(12)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Scott A. McQuilkin

Assuming the following events occurred on December 31, 2015, Mr. McQuilkin’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		515,617	(3)	117,427	—	20,000	—		—
Retirement	—		—		117,427	—	—	—		—
Death	—		515,617	(3)	117,427	300,000	—	—		—
Without Cause	622,500	(1)	705,750	(3)	117,427	—	—	15,912	(8)	10,000
Voluntary Resignation for Good Reason	622,500	(1)	—		117,427	—	—	15,912	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. McQuilkin for Good Reason, within 1 year)	1,452,500	(2)	2,893,967	(4)	117,427	—	—	31,825	(9)	10,000
Change in Control (Without Termination)	—		—		117,427	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. McQuilkin’s base salary of $415,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. McQuilkin’s base salary of $415,000 and target 2015 STIP payout of $311,250. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2015, of Mr. McQuilkin’s time-based and performance-based RSUs granted under the 2013-2015 cycle, time-based RSUs granted under the 2014-2016 cycle and time-based RSUs granted under the 2015-2017 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. McQuilkin would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2013-2015 cycle (the performance period for which ended December 31, 2015), the

58

value is zero, as performance for that cycle was below the threshold required for the vesting of any performance-based RSUs. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $213,419, representing the value of 4,351 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $242,047, representing the value of 4,935 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (c) $60,151, representing the value of 1,226 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. McQuilkin’s options granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 3,634, 9,401 and 3,955 options, with a value of $17,625, $172,508 and $0, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Mr. McQuilkin’s time-based RSUs, performance-based RSUs and option awards granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $216,191, representing the value of 4,408 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $432,433, representing the value of 8,817 performance-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (c) $410,427, representing the value of 8,369 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (d) $820,853, representing the value of 16,738 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (e) $234,587, representing the value of 4,783 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (f) $469,124 representing the value of 9,566 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (g) $17,853, representing the value of 3,681 options granted under the 2013-2015 cycle; (h) $292,499 representing the value of 15,940 options granted under the 2014-2016 cycle and (i) $0 representing the value of 15,423 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the balance, at December 31, 2015, of Mr. McQuilkin’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, in a lump sum within 90 days of the date of termination, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. McQuilkin under our executive long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) 48 months from the commencement of benefits (since his benefits would have commenced under the plan after he reached age 61).

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(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 31, 2015 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 31, 2015 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

James J. Nolan

Assuming the following events occurred on December 31, 2015, Mr. Nolan’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		352,050	(3)	473,833	—	20,000	—		—
Retirement	—		—		473,833	—	—	—		—
Death	—		352,050	(3)	473,833	300,000	—	—		—
Without Cause	540,750	(1)	469,666	(3)	473,833	—	—	15,912	(8)	10,000
Voluntary Resignation for Good Reason	540,750	(1)	—		473,833	—	—	15,912	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Nolan for Good Reason, within 1 year)	937,300	(2)	1,869,724	(4)	473,833	—	—	31,825	(9)	10,000
Change in Control (Without Termination)	—		—		473,833	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Nolan’s base salary of $360,500, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to the sum of two times Mr. Nolan’s base salary of $360,500 and one times his target 2015 STIP payout of $216,300. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2015, of Mr. Nolan’s time-based and performance-based RSUs granted under the 2013-2015 cycle, time-based RSUs granted under the 2014-2016 cycle and time-based RSUs granted under the 2015-2017 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Nolan would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2013-2015 cycle (the performance period for which ended December 31, 2015), the value is zero, as performance for that cycle was below the threshold required for the vesting of any performance-based RSUs. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $170,715, representing the value of 3,481 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $145,240, representing the value of 2,961 time-based

60

RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (c) $36,095, representing the value of 736 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Nolan’s options granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 2,908, 5,641 and 2,373 options, with a value of $14,104, $103,512 and $0, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Mr. Nolan’s time-based RSUs, performance-based RSUs and option awards granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $172,932, representing the value of 3,526 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $345,916, representing the value of 7,053 performance-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (c) $246,276, representing the value of 5,021 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (d) $492,552, representing the value of 10,043 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (e) $140,772, representing the value of 2,870 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (f) $281,494 representing the value of 5,740 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (g) $14,283, representing the value of 2,945 options granted under the 2013-2015 cycle; (h) $175,499 representing the value of 9,564 options granted under the 2014-2016 cycle and (i) $0 representing the value of 9,254 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the balance, at December 31, 2015, of Mr. Nolan’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in annual installments over five years beginning in 2020 and a portion of which would be paid out in annual installments over 10 years, as applicable pursuant to Mr. Nolan’s deferral elections (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Nolan under our executive long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (a) the date he ceases to be totally disabled or (b) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 31, 2015 pursuant to his employment agreement.

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(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 31, 2015 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Lawrence F. Shay

Assuming the following events occurred on December 31, 2015, Mr. Shay’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Deferred Compensation ($)(5)	Payments under Executive Life Insurance Program ($)(6)	Payments under Executive Long-Term Disability Program ($)(7)	Welfare Benefits ($)		Out- placement Services ($)(10)
Disability	—		586,740	(3)	917,233	—	20,000	—		—
Retirement	—		—		917,233	—	—	—		—
Death	—		586,740	(3)	917,233	300,000	—	—		—
Without Cause	656,625	(1)	782,751	(3)	917,233	—	—	15,912	(8)	10,000
Voluntary Resignation for Good Reason	656,625	(1)	—		917,233	—	—	15,912	(8)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Shay for Good Reason, within 1 year)	1,532,126	(2)	3,116,058	(4)	917,233	—	—	31,825	(9)	10,000
Change in Control (Without Termination)	—		—		917,233	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Shay’s base salary of $437,750, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Shay’s base salary of $437,750 and target 2015 STIP payout of $328,313. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2015, of Mr. Shay’s time-based and performance-based RSUs granted under the 2013-2015 cycle, time-based RSUs granted under the 2014-2016 cycle and time-based RSUs granted under the 2015-2017 cycle that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Mr. Shay would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU award granted under the 2013-2015 cycle (the performance period for which ended December 31, 2015), the value is zero, as performance for that cycle was below the threshold required for the vesting of any performance-based RSUs. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $284,542, representing the value of 5,802 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $242,047, representing the value of 4,935 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (c) $60,151, representing the value of 1,226 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Mr. Shay’s options granted under the 2013-2015, 2014-2016 and 2015-2017 cycles

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that would vest. Pursuant to the terms of the awards, such options would vest on a pro rata basis, resulting in the accelerated vesting of 4,846, 9,401 and 3,955 options, with a value of $23,503, $172,508 and $0, respectively. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Mr. Shay’s time-based RSUs, performance-based RSUs and option awards granted under the 2013-2015, 2014-2016 and 2015-2017 cycles that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $288,238, representing the value of 5,877 time-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (b) $576,526, representing the value of 11,756 performance-based RSUs granted under the 2013-2015 cycle (plus cash in lieu of a fractional share); (c) $410,427, representing the value of 8,369 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (d) $820,853, representing the value of 16,738 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (e) $234,587, representing the value of 4,783 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (f) $469,124 representing the value of 9,566 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (g) $23,804, representing the value of 4,908 options granted under the 2013-2015 cycle; (h) $292,499 representing the value of 15,940 options granted under the 2014-2016 cycle and (i) $0 representing the value of 15,423 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the balance, at December 31, 2015, of Mr. Shay’s deferred compensation plan account (including matching contributions), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company for any reason, a portion of which would be paid out in annual installments over two years and a portion of which would be paid out in annual installments over four years, as applicable pursuant to Mr. Shay’s deferral elections, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon an involuntary termination by the company, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(6)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(7)	This amount represents the monthly benefit that would become payable to Mr. Shay under our executive long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated as follows: 60% of his monthly earnings (i.e., pre-tax base salary and annual bonus), up to $10,000, and a supplemental monthly payment of up to $10,000. Monthly benefits would be payable until the earlier of (1) the date he ceases to be totally disabled or (2) his 65th birthday.

(8)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 31, 2015 pursuant to his employment agreement.

(9)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 31, 2015 pursuant to his employment agreement.

(10)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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Byung K. Yi

Assuming the following events occurred on December 31, 2015, Dr. Yi’s payments and benefits would have an estimated value of:

	Severance ($)		Long-Term Compensation Awards ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(7)	Payments under Executive Life Insurance Program ($)(8)	Payments under Long-Term Disability Program ($)(9)	Welfare Benefits ($)		Out- placement Services ($)(12)
Disability	—		236,951	(3)	86,951	(5)	—	—	10,000	—		—
Retirement	—		—		—		—	—	—	—		—
Death	—		236,951	(3)	86,951	(5)	—	300,000	—	—		—
Without Cause	525,000	(1)	236,951	(3)	86,951	(5)	—	—	—	12,232	(10)	10,000
Voluntary Resignation for Good Reason	525,000	(1)	—		—		—	—	—	12,232	(10)	10,000
Change in Control (Termination by Us Without Cause or by Dr. Yi for Good Reason, within 1 year)	1,120,000	(2)	1,054,327	(4)	150,715	(6)	—	—	—	24,463	(11)	10,000
Change in Control (Without Termination)	—		—		—		—	—	—	—		—

(1)	This amount represents severance equal to one and a half times Dr. Yi’s base salary of $350,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Dr. Yi’s base salary of $350,000 and target 2015 STIP payout of $210,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 31, 2015, of Dr. Yi’s time-based RSUs granted under the 2014-2016 and 2015-2017 cycles that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the awards, Dr. Yi would forfeit eligibility to receive any payout of performance-based RSUs under the 2014-2016 and 2015-2017 cycles since a termination on December 31, 2015 would be prior to the second anniversary of the grant date for such awards. Because Dr. Yi joined the company in 2014, he was not eligible to participate in the 2013-2015 cycle. For time-based RSU awards, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $203,869, representing the value of 4,157 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); and (b) $33,082, representing the value of 674 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share). In addition, in the event of a termination by the company without cause, this amount also includes the value of Dr. Yi’s options granted under the 2015-2017 cycle that would vest. Dr. Yi did not receive any option awards pursuant to the 2013-2015 or 2014-2016 cycles. Pursuant to the terms of the 2015-2017 cycle award, such options would vest on a pro rata basis, resulting in the accelerated vesting 2,176 options, with a value of $0. The value of accelerated options is the aggregate spread between the closing stock price on December 31, 2015 of $49.04 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(4)	This amount represents the value, at December 31, 2015, of Dr. Yi’s time-based and performance-based RSUs granted under the 2014-2016 and 2015-2017 cycles and options granted under the 2015-2017 cycle

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that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU awards would be paid out at target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $345,690, representing the value of 7,049 time-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (b) $321,576, representing the value of 6,557 performance-based RSUs granted under the 2014-2016 cycle (plus cash in lieu of a fractional share); (c) $129,020, representing the value of 2,630 time-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share); (d) $258,041 representing the value of 5,261 performance-based RSUs granted under the 2015-2017 cycle (plus cash in lieu of a fractional share) and (e) $0 representing the value of 8,483 options granted under the 2015-2017 cycle. The value of accelerated options is the aggregate spread between the closing stock price of $49.04 on December 31, 2015 and the exercise price of the options, if less than $49.04. The stock options granted for the 2015-2017 cycle were underwater at December 31, 2015.

(5)	This amount represents the value upon termination due to disability, death or termination by the company without cause, at December 31, 2015, of 1,773 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary new hire RSU grant.

(6)	This amount represents the value, at December 31, 2015, of an unvested discretionary new hire grant of 3,073 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Dr. Yi for good reason) within one year following a change in control.

(7)	As of December 31, 2015, Dr. Yi had not made any contributions pursuant to the deferred compensation plan.

(8)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(9)	This amount represents the actuarial present value of the monthly benefit that would become payable to Dr. Yi under our long-term disability plan in the event of his termination due to disability on December 31, 2015, calculated as follows: 66% of his monthly (pre-tax) base salary, up to $10,000.

(10)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Dr. Yi as of December 31, 2015 pursuant to his employment agreement.

(11)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Dr. Yi as of December 31, 2015 pursuant to his employment agreement.

(12)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the company’s equity compensation plan information relating to the common stock authorized for issuance under the company’s equity compensation plans as of December 31, 2015:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by InterDigital shareholders	1,902,692	$31.16	1,403,022
Equity compensation plans not approved by InterDigital shareholders(3)	—	$—	—
Total	1,902,692	$31.16	1,403,022

(1)	Column (a) includes 589,113 shares of common stock underlying outstanding time-based RSU awards and 891,141 shares of common stock underlying outstanding performance-based RSU awards, assuming a maximum payout of 200% of the target number of performance-based awards after the end of the applicable performance period, in each case including dividend equivalents credited. Because there is no exercise price associated with RSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b). Dividend equivalents are paid in shares of common stock at the time, and only to the extent, that the related RSU awards vest.

(2)	On June 4, 2009, the company’s shareholders adopted and approved our 2009 Stock Incentive Plan (the “2009 Plan”), which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs and incentive bonuses, and on June 12, 2014, the company’s shareholders re-approved the material terms of the 2009 Plan. Amounts reported relate to the 2009 Plan.

(3)	The company does not have any awards outstanding or shares remaining available for grant under equity compensation plans not approved by its shareholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, director nominees, executive officers and certain significant shareholders own?

The following table sets forth information regarding the beneficial ownership of the 34,663,945 shares of our common stock outstanding as of March 31, 2016, except as otherwise indicated below, by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, as well as by each director, each director nominee, each NEO and all directors and executive officers as a group. Except as otherwise indicated below and subject to the interests of spouses of the named beneficial owners, each named beneficial owner has sole voting and sole investment power with respect to the stock listed. None of the shares reported are currently pledged as security for any outstanding loan or indebtedness. If a shareholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 31, 2016, pursuant to SEC rules, we treat the common stock underlying those securities as beneficially owned by that shareholder, and as outstanding shares when we calculate that shareholder’s percentage ownership of our common stock. However, pursuant to SEC rules, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other shareholder.

	Common Stock
Name	Shares	Percent of Class
Directors and Director Nominees:
Jeffrey K. Belk	15,216	*
S. Douglas Hutcheson	4,147	*
John A. Kritzmacher	6,893	*
William J. Merritt(1)	169,772	*
Kai O. Öistämö	5,247	*
Jean F. Rankin	14,317	*
Robert S. Roath(2)	18,246	*
Philip P. Trahanas	—	—
Named Executive Officers:
Richard J. Brezski(3)	38,793	*
Scott A. McQuilkin(4)	77,826	*
James J. Nolan(5)	63,923	*
Lawrence F. Shay(6)	72,377	*
Byung K. Yi(7)	5,319	*
All directors and executive officers as a group (14 persons)(8)	512,625	1.5%
Greater Than 5% Shareholders:
BlackRock, Inc.(9)	3,137,093	8.9%
55 East 52nd Street New York, New York 10055
The Vanguard Group(10)	2,512,776	7.1%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

*	Represents less than 1% of our outstanding common stock.

(1)	Includes 55,287 shares of common stock that Mr. Merritt has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 3,476 whole shares of common stock beneficially owned by Mr. Merritt through participation in the 401(k) Plan.

(2)	Includes 13,214 shares of common stock that have vested but have been deferred by Mr. Roath.

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(3)	Includes 22,118 shares of common stock that Mr. Brezski has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 1,904 whole shares of common stock beneficially owned by Mr. Brezski through participation in the 401(k) Plan.

(4)	Includes 32,123 shares of common stock that Mr. McQuilkin has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 1,446 whole shares of common stock beneficially owned by Mr. McQuilkin through participation in the 401(k) Plan.

(5)	Includes 21,482 shares of common stock that Mr. Nolan has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 3,456 whole shares of common stock beneficially owned by Mr. Nolan through participation in the 401(k) Plan.

(6)	Includes 35,804 shares of common stock that Mr. Shay has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 3,513 whole shares of common stock beneficially owned by Mr. Shay through participation in the 401(k) Plan.

(7)	Includes 2,827 shares of common stock that Dr. Yi has the right to acquire through the exercise of stock options within 60 days of March 31, 2016 and 1,543 shares of common stock issuable to Dr. Yi upon the settlement of an RSU award that is scheduled to vest within 60 days of March 31, 2016.

(8)	Includes: 182,490 shares of common stock that all directors and executive officers as a group have the right to acquire through the exercise of stock options within 60 days of March 31, 2016; 1,543 shares of common stock issuable to all directors and executive officers as a group upon settlement of RSU awards that are scheduled to vest within 60 days of March 31, 2016; 13,214 shares of common stock that have vested but have been deferred by all directors and executive officers as a group; and 13,795 whole shares of common stock beneficially owned by all directors and executive officers as a group through participation in the 401(k) Plan.

(9)	As of December 31, 2015, based on information contained in the Schedule 13G/A filed on February 10, 2016 by BlackRock, Inc. With respect to the shares beneficially owned, BlackRock, Inc. reported that it has sole voting power with respect to 3,055,301 shares and sole dispositive power with respect to 3,137,093 shares.

(10)	As of December 31, 2015, based on information contained in the Schedule 13G/A filed on February 10, 2016 by The Vanguard Group. With respect to the shares beneficially owned, the Vanguard Group reported that it has sole voting power with respect to 75,556 shares, shared voting power with respect to 2,100 shares, sole dispositive power with respect to 2,437,320 shares and shared dispositive power with respect to 75,456 shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company has a written statement of policy with respect to related person transactions that is administered by the Audit Committee. Under the policy, a “Related Person Transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the company (including any of its subsidiaries) and a related person, in which the related person had, has or will have a direct or indirect interest. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Related Person Transactions do not include certain transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder along with all other shareholders, transactions involving competitive bids or transactions involving certain bank-related services.

Pursuant to the policy, a Related Person Transaction may be consummated or may continue only if:

•	The Audit Committee approves or ratifies the transaction in accordance with the terms of the policy; or

•	The chair of the Audit Committee, pursuant to authority delegated to the chair by the Audit Committee, pre-approves or ratifies the transaction and the amount involved in the transaction is less than $100,000, provided that, for the Related Person Transaction to continue, it must be approved by the Audit Committee at its next regularly scheduled meeting.

It is the company’s policy to enter into or ratify Related Person Transactions only when the Audit Committee determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the company, including but not limited to situations where the company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or where the company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In determining whether to approve or ratify a Related Person Transaction, the committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

During 2015, did all directors and officers timely file all reports required by Section 16(a)?

Based upon a review of filings with the SEC furnished to us and written representations that no other reports were required, we believe that during and with respect to 2015 all of our directors and officers timely filed all reports required by Section  16(a) of the Exchange Act.

Shareholder Proposals

How may shareholders make proposals or director nominations for the 2017 annual meeting?

Shareholders interested in submitting a proposal for inclusion in our proxy statement for the 2017 annual meeting may do so by submitting the proposal in writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. To be eligible for inclusion in our proxy statement for the 2017 annual meeting, shareholder proposals must be received no later than December 26, 2016, and they must comply with all applicable SEC requirements. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and shareholder proposals that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an annual meeting. Shareholder proposals and nominations may not be brought before the 2017 annual meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and we receive the shareholder’s submission no earlier than March 10, 2017, and no later than April 9, 2017. However, if the date of our 2017 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2016 annual meeting, the submission and the required information must be received by us no earlier than the 90th day prior to the 2017 annual meeting and no later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which we first publicly announce the date of the 2017 annual meeting. Proposals or nominations that do not comply with the advance notice requirements in our bylaws will not be entertained at the 2017 annual meeting. A copy of the bylaws may be obtained on our website at http://ir.interdigital.com under the heading “Corporate Governance – CG Documents,” or by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Our directors, officers or regular employees may supplement solicitation of proxies by mail through the use of one or more of the following methods: telephone, email, telegram, facsimile or personal solicitation. No additional compensation will be paid for such services. For 2016, we have also engaged Alliance Advisors, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an anticipated fee of not more than $10,000.

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What is “householding” of proxy materials, and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify us by calling (302) 281-3600 or by sending a written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727, and we will promptly deliver a separate copy of our Notice or annual report and proxy statement, as applicable. If you hold your shares in street name and are receiving multiple copies of the Notice or annual report and proxy statement and wish to receive only one, please notify your broker.

Annual Report on Form 10-K

How can I receive the annual report?

We will provide to any shareholder without charge a copy of our 2015 annual report on Form 10-K upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. Our annual report booklet and this proxy statement are also available online at http://ir.interdigital.com/annuals-proxies.cfm.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the annual meeting for action by shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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APPENDIX A

Calculation of Normalized Cash Flow for 2015 STIP Goal

	For the Year Ended 12/31/15 ($, in thousands)
GOAL—Normalized Cash Flow
Total cash receipts	$408,025
Adjustment to normalize cash inflow (1)	57,475

Normalized Cash Receipts		465,500
Total Operating Expenses	232,886
Less Defined Non-Cash Expenses (2)
Depreciation and amortization	(47,793)
Other share-based compensation	(2,090)
Add Capital Expenditures
Purchases of property and equipment	3,700
Capitalized patent costs	29,766
Less Additional Items (3)
Performance-based compensation	(32,312)
Intellectual property enforcement and non-patent litigation	(32,700)
Repositioning	—
Net loss attributable to noncontrolling interest	(2,831)

Normalized Expenses		148,626

Normalized Cash Flow—Actual		$316,874

Normalized Cash Flow—Goal		$260,000
Total Achievement STIP Goal (4)		163%

(1)	As discussed in “Compensation Discussion and Analysis,” we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

(2)	Defined non-cash expenses include depreciation, patent amortization, and other share-based compensation (i.e. share- based awards other than those granted to employees under the LTCP).

(3)	As discussed in “Compensation Discussion and Analysis,” we also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., repositioning costs) in nature.

(4)	As discussed in “Compensation Discussion and Analysis,” goal achievement is calculated using straight-line interpolation between the target achievement level (which was between $235 million and $260 million of normalized cash flow) and the superior achievement level ($350 million of normalized cash flow), with a maximum potential goal achievement of 200%.

A-1

Calculation of Normalized Cash Flow for 2013-2015 LTCP Goals

	For the Three Years Ended 12/31/15 ($, in thousands)
GOAL 1—Normalized Cash Flow not Including Patent Sales
Total Cash Receipts	$1,409,556
Less cash receipts from patent sales	(5,999)
Adjustment to normalize cash inflow (1)	(168,557)

Normalized Cash Receipts not Including Patent Sales		1,235,000
Total Operating Expenses	720,352
Less Defined Non-Cash Expenses (2)
Depreciation and amortization	(123,424)
Other share-based compensation	(8,943)
Add Capital Expenditures
Purchases of property and equipment	15,386
Capitalized patent costs	95,755
Less Additional Items (3)
Performance-based compensation	(90,848)
Intellectual property enforcement and non-patent litigation	(160,600)
Repositioning	(1,544)
Net loss attributable to noncontrolling interest	(8,235)

Normalized Expenses		437,899

Normalized Cash Flow not including Patent Sales—Actual		$797,101

Normalized Cash Flow not including Patent Sales—Goal		$1,054,000
Achievement—Goal 1		76%
Weighting—Goal 1		80%
Weighted Contribution—Goal 1		61%

GOAL 2—Normalized Cash Flow from Patent Sales
Cash receipts from Patent Sales	5,999
Cash Flow from Patent Sales—Actual (4)		$5,999
Cash Flow from Patent Sales—Goal		$100,000
Achievement—Goal 2		6%
Weighting—Goal 2		20%
Weighted Contribution—Goal 2		1%

Total Achievement 2013-2015 LTCP Goals		62%

(1)	As discussed in “Compensation Discussion and Analysis,” we normalize the cash inflow under our license agreements to treat all licensing revenue as if it were negotiated as royalty bearing over the life of the agreement.

(2)	Defined non-cash expenses include depreciation, patent amortization, and other share-based compensation (i.e. share- based awards other than those granted to employees under the LTCP).

(3)	As discussed in “Compensation Discussion and Analysis,” we also exclude certain items that (a) make the calculation iterative (e.g., performance-based compensation) or (b) are non-operational (e.g., intellectual property enforcement costs) or non-recurring (e.g., repositioning costs) in nature.

(4)	No normalization of the cash receipts from patent sales was required. Normalization of expenses was captured in Goal 1 calculation.

Proxy Statement	A-2

INTERDIGITAL, INC. 200 BELLEVUE PARKWAY, SUITE 300 WILMINGTON, DE 19809-3727	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, June 7, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to IDCC.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, June 7, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07282-P77149	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERDIGITAL, INC.
The Board of Directors recommends you vote FOR the election of each of the following nominees:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Jeffrey K. Belk 1b. S. Douglas Hutcheson 1c. John A. Kritzmacher 1d. William J. Merritt 1e. Kai O. Öistämö 1f. Jean F. Rankin 1g. Robert S. Roath 1h. Philip P. Trahanas	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
					2.	Advisory resolution to approve executive compensation.	☐	☐	☐
					3.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2016.	☐	☐	☐

NOTE: THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2016 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT AND THE 2015 ANNUAL REPORT.
For address changes/comments, mark here. (see reverse side for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

INTERDIGITAL, INC.

2016 Annual Meeting of Shareholders

June 8, 2016

11:00 A.M. Eastern Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

E07283-P77149

INTERDIGITAL, INC.

2016 Annual Meeting of Shareholders

To Be Held June 8, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of InterDigital, Inc., a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Jannie K. Lau, and each of them acting individually, with full power of substitution, as the proxies of the undersigned to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof, and to vote in accordance with the recommendations of the Board of Directors on all matters as to which a choice is not specified by the undersigned shareholders, all shares that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital, Inc. to be held on Wednesday, June 8, 2016, at 11:00 A.M. Eastern Time via the Internet at IDCC.onlineshareholdermeeting.com, and at any adjournment or postponement thereof.

Record holders who attend the virtual annual meeting may vote via the Internet during the meeting; such vote will supersede this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side